                              Up to $450,000,000

                          REVOLVING CREDIT AGREEMENT


                                     AMONG

                        BARRETT RESOURCES CORPORATION,
                                 as Borrower,

                            BANK OF AMERICA, N.A.,
                  as Administrative Agent and Issuing Lender,

                                      AND

                           THE LENDERS PARTY HERETO

                      BANC OF AMERICA SECURITIES L.L.C.,
                    as Sole Lead Arranger and Book Manager

                                 BANK ONE, NA,
                             as Syndication Agent

                             FLEET NATIONAL BANK,
                            as Documentation Agent

                               December 15, 2000

                               TABLE OF CONTENTS
                               -----------------

ARTICLE I   DEFINITIONS AND ACCOUNTING TERMS......................................................................1
            --------------------------------
   SECTION 1.01  Certain Defined Terms............................................................................1
   SECTION 1.02  Accounting Terms................................................................................25
   SECTION 1.03  Interpretation..................................................................................25

ARTICLE II  COMMITMENTS; BORROWING BASE DETERMINATIONS...........................................................26
            ------------------------------------------
   SECTION 2.01  Commitments.....................................................................................26
   SECTION 2.02  Borrowing Base..................................................................................27
   SECTION 2.03  Borrowing Procedure for Loans...................................................................29
   SECTION 2.04  Minimum Amount and Maximum Number of Eurodollar Rate Borrowings.................................30
   SECTION 2.05  Issuing the Letters of Credit...................................................................30
   SECTION 2.06  Conversions or Continuation of Borrowings.......................................................33
   SECTION 2.07  Fees............................................................................................34
   SECTION 2.08  Evidence of Debt................................................................................34
   SECTION 2.09  Interest on Loans and Payment Dates.............................................................35
   SECTION 2.10  Default Rate....................................................................................35
   SECTION 2.11  Voluntary Termination and Reduction of the Total Commitment; Increase
                 of the Total Commitment.........................................................................36
   SECTION 2.12  Voluntary Prepayment of Loans...................................................................38
   SECTION 2.13  Mandatory Prepayments; Borrowing Base Deficiency................................................38
   SECTION 2.14  Alternate Rate of Interest......................................................................39
   SECTION 2.15  Change in Circumstances.........................................................................40
   SECTION 2.16  Change in Legality..............................................................................42
   SECTION 2.17  Funding Losses..................................................................................42
   SECTION 2.18  Method of Payments; Pro Rata Treatment..........................................................43
   SECTION 2.19  Taxes...........................................................................................45
   SECTION 2.20  Sharing of Payments and Setoffs.................................................................46
   SECTION 2.21  Limitation on Reimbursement; Mitigation.........................................................47
   SECTION 2.22  Replacement of Lenders..........................................................................47
   SECTION 2.23  Use of Proceeds.................................................................................48
   SECTION 2.24  Maturity Date...................................................................................48
   SECTION 2.25  Affiliates; Lending Offices.....................................................................48

ARTICLE III  CONDITIONS PRECEDENT................................................................................49
             --------------------
   SECTION 3.01  Conditions Precedent to the Loans...............................................................49
   SECTION 3.02  Additional Conditions Precedent.................................................................51
   SECTION 3.03  General.........................................................................................51

ARTICLE IV  REPRESENTATIONS AND WARRANTIES.......................................................................51
            ------------------------------
   SECTION 4.01  Organization; Corporate Powers..................................................................52
   SECTION 4.02  Authority.......................................................................................52
   SECTION 4.03  Use of Proceeds.................................................................................52
   SECTION 4.04  No Conflict.....................................................................................52
   SECTION 4.05  Gas Balancing Agreements and Advance Payment Contracts..........................................52
   SECTION 4.06  Oil and Gas Interests...........................................................................53
   SECTION 4.07  Ownership of Properties Generally...............................................................53
   SECTION 4.08  No Defaults.....................................................................................53
   SECTION 4.09  Financial Position: No Material Adverse Change..................................................54
   SECTION 4.10  Litigation; Adverse Effects.....................................................................54

   SECTION 4.11  ERISA...........................................................................................54
   SECTION 4.12  Payment of Taxes................................................................................54
   SECTION 4.13  Environmental Matters...........................................................................55
   SECTION 4.14  Governmental Regulation.........................................................................56
   SECTION 4.15  Disclosure......................................................................................56
   SECTION 4.16  Subsidiaries....................................................................................57
   SECTION 4.17  Solvency........................................................................................57
   SECTION 4.18  Business........................................................................................57
   SECTION 4.19  Material Contracts..............................................................................57
   SECTION 4.20  Licenses, Permits, Etc..........................................................................57
   SECTION 4.21  Fiscal Year.....................................................................................57

ARTICLE V  AFFIRMATIVE COVENANTS.................................................................................58
           ---------------------
   SECTION 5.01  Information.....................................................................................58
   SECTION 5.02  Business of Borrower............................................................................61
   SECTION 5.03  Corporate Existence.............................................................................61
   SECTION 5.04  Right of Inspection.............................................................................61
   SECTION 5.05  Maintenance of Insurance........................................................................61
   SECTION 5.06  Payment of Taxes and Claims.....................................................................61
   SECTION 5.07  Compliance with Laws and Documents..............................................................62
   SECTION 5.08  Operation of Properties and Equipment...........................................................62
   SECTION 5.09  Environmental Matters and Indemnity.............................................................62
   SECTION 5.10  ERISA Reporting Requirements....................................................................63
   SECTION 5.11  Additional Documents............................................................................64
   SECTION 5.12  Equal Security for Loans and Notes..............................................................64

ARTICLE VI NEGATIVE COVENANTS....................................................................................64
           ------------------
   SECTION 6.01  Indebtedness and Accommodation Obligations......................................................65
   SECTION 6.02  Restrictions on Distributions...................................................................66
   SECTION 6.03  Negative Pledge.................................................................................66
   SECTION 6.04  Consolidation, Mergers and Acquisitions; Fundamental Changes....................................67
   SECTION 6.05  Investments.....................................................................................67
   SECTION 6.06  Transactions with Affiliates....................................................................67
   SECTION 6.07  Agreements......................................................................................68
   SECTION 6.08  Sales of Assets.................................................................................68
   SECTION 6.09  ERISA Compliance................................................................................68
   SECTION 6.10  Sales and Leasebacks............................................................................69
   SECTION 6.11  Margin Regulation...............................................................................69
   SECTION 6.12  Amendment to Organizational Documents...........................................................69
   SECTION 6.13  Fiscal Year; Fiscal Quarter.....................................................................69
   SECTION 6.14  Hedge Transactions..............................................................................69
   SECTION 6.15  Financial Covenants.............................................................................69
   SECTION 6.16  Subsidiaries....................................................................................70

ARTICLE VII EVENTS OF DEFAULT....................................................................................70
            -----------------
   SECTION 7.01  Events of Default...............................................................................70
   SECTION 7.02  Remedies........................................................................................73
   SECTION 7.03  Indemnity.......................................................................................73

ARTICLE VIII ADMINISTRATIVE AGENT................................................................................74
             --------------------
   SECTION 8.01  Appointment and Authorization of Administrative Agent...........................................74

   SECTION 8.02  Delegation of Duties............................................................................74
   SECTION 8.03  Liability of Administrative Agent...............................................................74
   SECTION 8.04  Reliance by Administrative Agent................................................................75
   SECTION 8.05  Notice of Default...............................................................................75
   SECTION 8.06  Credit Decision; Disclosure of Information by Administrative Agent..............................76
   SECTION 8.07  Indemnification of Administrative Agent.........................................................76
   SECTION 8.08  Administrative Agent in its Individual Capacity.................................................77
   SECTION 8.09  Successor Administrative Agent..................................................................77
   SECTION 8.10  Other Agents....................................................................................77

ARTICLE XI  MISCELLANEOUS........................................................................................78
            -------------
   SECTION 9.01  Amendments and Waivers..........................................................................78
   SECTION 9.02  Notices, Etc....................................................................................79
   SECTION 9.03  No Waiver; Remedies Cumulative..................................................................80
   SECTION 9.04  Costs, Expenses and Taxes.......................................................................80
   SECTION 9.05  Right of Setoff.................................................................................81
   SECTION 9.06  Governing Law...................................................................................81
   SECTION 9.07  Interest........................................................................................81
   SECTION 9.08  Survival of Representations and Warranties......................................................82
   SECTION 9.09  Binding Effect..................................................................................82
   SECTION 9.10  Successors and Assigns; Participations..........................................................83
   SECTION 9.11  Separability....................................................................................86
   SECTION 9.12  Confidentiality.................................................................................86
   SECTION 9.13  Marshaling; Recapture...........................................................................87
   SECTION 9.14  Representation by the Lenders...................................................................87
   SECTION 9.15  No Third Party Beneficiaries....................................................................87
   SECTION 9.16  Execution in Counterparts.......................................................................87
   SECTION 9.17  Jurisdiction; Consent to Service of Process.....................................................88
   SECTION 9.18  Waiver of Rights to Trial by Jury...............................................................88
   SECTION 9.19  Credit Agreement Governs Conflicts..............................................................88
   SECTION 9.20  FINAL AGREEMENT OF THE PARTIES..................................................................89

                          REVOLVING CREDIT AGREEMENT
                          --------------------------

          THIS REVOLVING CREDIT AGREEMENT dated as of December 15, 2000, is entered into among BARRETT RESOURCES CORPORATION, a Delaware corporation ("Borrower"), the LENDERS (as hereinafter defined), the ISSUING LENDER (as hereinafter defined), and BANK OF AMERICA, N.A., a national banking association, acting in its capacity as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

                            PRELIMINARY STATEMENTS

          WHEREAS, Borrower has requested that the Lenders and the Issuing Lender extend credit to Borrower, as more particularly set forth herein; and

          WHEREAS, the Lenders and the Issuing Lender have agreed to extend such credit to Borrower upon the terms and subject to the conditions set forth herein;

          NOW THEREFORE, in consideration of the premises and the mutual agreements and covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                       DEFINITIONS AND ACCOUNTING TERMS
                       --------------------------------

          SECTION 1.01. Certain Defined Terms. As used in this Credit Agreement, the following terms shall have the following meanings:

          "Accommodation Obligation," as applied to Borrower or any of its Subsidiaries, means any Contractual Obligation, contingent or otherwise, of Borrower or such Subsidiary of Borrower with respect to any Indebtedness or other obligation or liability of another Person, including, without limitation, any such Indebtedness, obligation or liability directly or indirectly guarantied, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by Borrower or such Subsidiary of Borrower, or in respect of which Borrower or such Subsidiary of Borrower is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or any "keep well," "take-or-pay," "throughput" or other similar arrangement or to make payment other than for value received; provided that Accommodation Obligations shall not include bonds in favor of the United States or any state securing obligations to plug abandoned wells and to clean up and restore the land on which such wells are located.

          "Administrative Agent" has the meaning specified in the introduction to this Credit Agreement and shall include any successor administrative agent appointed in accordance with Section 8.09 of this Credit Agreement.

          "Advance Payment Contract" means any transaction or contract (including any volumetric or dollar denominated production payment but excluding any Hedge Transaction) whereby Borrower or any of its Subsidiaries either (a) receives or becomes entitled to receive (either directly or indirectly) any payment (an "Advance Payment") to be applied toward payment of the purchase price of Hydrocarbons produced or to be produced from Oil and Gas Interests owned by Borrower or any of its Subsidiaries and which Advance Payment is paid or to be paid in advance of actual delivery of such production to or for the account of the purchaser, or (b) grants an option or right of refusal to the purchaser to take delivery of such production in lieu of payment, and, in either of the foregoing instances, the Advance Payment is, or is to be, applied as payment in full for such production when sold and delivered or is, or is to be, applied as payment for a portion only of the purchase price thereof or of a percentage or share of such production; provided that inclusion of the standard provisions in any oil or gas sale or purchase contract or any similar contract shall not, in and of itself, constitute such contract as an Advance Payment Contract for the purposes hereof.

          "Affected Lender" has the meaning specified in Section 2.22.

          "Affiliate" means, when used with respect to any Person, each other Person that directly or indirectly controls or is controlled by or is under common control with such Person. As used in this definition, "control" means the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) and shall include, without limitation, any Person who beneficially owns more than 50% of the equity of the other Person and, as to any general or limited partnership, any general partner thereof.

          "Agent-Related Persons" means the Administrative Agent (including any successor administrative agent), together with its Affiliates (including, in the case of Bank of America in its capacity as Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Applicable Rate" means, (a) on any day prior to the Borrowing Base Commencement Date, the applicable percentage (expressed in basis points) set forth in the first grid below, based on the Debt Ratings in effect on such day, and (b) on any day from and after the Borrowing Base Commencement Date, the applicable percentage (expressed in basis points) set forth in the second grid below, based on the ratio of Consolidated Funded Debt to Consolidated EBITDA on such day and the Debt Ratings in effect on such day:

                   Prior to Borrowing Base Commencement Date
                   -----------------------------------------

=======================================================================================
  Pricing          Debt Rating           Commitment        Eurodollar Rate+      Base
   Level         (S&P / Moody's)             Fee                                 Rate+
                                                           Letters of Credit
=======================================================================================
     1       BBB/Baa2 or higher             17.5                 75.0              0
---------------------------------------------------------------------------------------
     2       BBB-/Baa3                      25.0                100.0              0
---------------------------------------------------------------------------------------
     3       BB+/Bal                        37.5                125.0              0
=======================================================================================

                From and After Borrowing Base Commencement Date
                -----------------------------------------------

=====================================================================================================
  Pricing                         Applicable       Applicable      Commitment          L/C Fee
   Level                       Margin for LIBOR    Margin for          Fee
                                     Loans         Base Rate
                                                    Loans
=====================================================================================================
              Funded Debt to
               EBITDA Ratio      <2x      >2x      <2x    >2x    <2x      >2x       <2x       >2x
                                 -        ---      -      ---    -        ---       -         ---
              (Horizontal) /
             Debt Rating (S&P
                / Moody's)
                (Vertical)
=====================================================================================================
             BBB-/Baa3 or      100.0    112.5    0       0      17.5   22.5       100.0    112.5
1            higher
-----------------------------------------------------------------------------------------------------
             BB+/Ba1           125.0    137.5    0       12.5   25.0   30.0       125.0    137.5
2
-----------------------------------------------------------------------------------------------------
             BB/Ba2            137.5    150.0    12.5    25.0   37.5   42.5       137.5    150.0
3
-----------------------------------------------------------------------------------------------------
             BB-/Ba3 or        162.5    175.0    37.5    50.0   45.0   50.0       162.5    175.0
4            lower
=====================================================================================================

            "Debt Ratings" means, as of any date of determination, the ratings assigned by S&P and Moody's to Borrower's non-credit-enhanced, senior, unsecured long-term debt; provided that if the Debt Ratings assigned by S&P and Moody's are at different Pricing Levels, then the higher of such Debt Ratings shall apply (with Pricing Level 1 being the highest and Pricing Level 4 being the lowest), unless there is a split in Debt Ratings of more than one Pricing Level, in which case the Pricing Level that is one Pricing Level higher than the lower Debt Rating shall apply. If either S&P or Moody's ceases to assign a Debt Rating, its Debt Rating shall be deemed to be at the lowest Pricing Level. On the Effective Date, Pricing Level 3 in the first grid above shall determine the Applicable Rate. Thereafter, each change in the Applicable Rate resulting from a publicly announced change in either Debt Rating shall be effective as of the date of the public announcement by S&P or Moody's of such change, and each change in the Applicable Rate resulting from a change in the ratio of Consolidated Funded Debt to Consolidated EBITDA shall be effective as of the date Borrower delivers a Compliance Certificate showing such change pursuant to
Section 5.01(c).

          "Approved Fund" has the meaning specified in Section 9.10(d).

          "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and book manager.

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, substantially in the form of Exhibit A.

          "Available Commitment" means, at any time, (a) the Total Commitment at such time or (b) if the Borrowing Base Commencement Date has occurred, the lesser of (i) the Total Commitment and (ii) the Borrowing Base at such time.

          "Bank of America" means Bank of America, N.A.

          "Bankruptcy Code" means the Bankruptcy Reform Act of 1978 as codified under 11 U.S.C. Section 101, et seq.

          "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

          "Benefit Plan" means any employee benefit plan subject to Title IV of ERISA maintained by Borrower or any ERISA Affiliate with respect to which Borrower or such ERISA Affiliate has a fixed or contingent liability.

          "Board" means the Board of Governors of the Federal Reserve System of the United States.

          "Borrower" shall have the meaning specified in the introduction to this Credit Agreement.

          "Borrowing" means a borrowing comprised of a group of Loans of the same Type made to Borrower on the same date by the Lenders (or resulting from conversions or continuations on a given date pursuant to Section 2.06), having, in the case of Eurodollar Rate Loans, the same Interest Period. A Borrowing may be a Eurodollar Rate Borrowing or a Base Rate Borrowing.

          "Borrowing Base" means, at the particular time in question, the amount determined by the Administrative Agent and the Lenders, the Majority Lenders or the Super Majority Lenders, as the case may be, in accordance with the provisions of Section 2.02.

          "Borrowing Base Commencement Date" means (a) the date on which the Debt Rating by S&P is BB or lower or the Debt Rating by Moody's is Ba2 or lower or either S&P or Moody's no longer assigns a Debt Rating or (b) the 30th day after Borrower notifies the Administrative Agent and the Lenders in writing that it requests that the Borrowing Base Commencement Date occur.

          "Borrowing Base Notice" means a written notice sent to Borrower by the Administrative Agent notifying Borrower of the Borrowing Base determined by the Lenders, the Majority Lenders or the Super Majority Lenders, as the case may be, for the upcoming Borrowing Base Period.

          "Borrowing Base Period" means (a) initially, the period from the first day of the month in which the Borrowing Base Commencement Date occurs to, but excluding, the next following May 1 or, if the next following May 1 is more than nine months or less than three months after the month in which the Borrowing Base Commencement Date occurs, the next following November 1, and (b) thereafter, each six month period beginning on the next following November 1 or May 1 of each year; provided that the Borrowing Base Period for which a Borrowing Base is applicable following an Unscheduled Determination Notice shall be the period from the date such Borrowing Base becomes effective in accordance with Section 2.02(b) until the next following November 1 or May 1, as the case may be.

          "Borrowing Date" means, with respect to each Borrowing, the Business Day upon which the proceeds of such Borrowing are made available to Borrower by the Lenders.

          "Borrowing Request" means, with respect to a Borrowing or an issuance of a Letter of Credit, a request made pursuant to Section 2.03 or Section 2.05, which request shall be in the form of Exhibit B.

          "Business Day" means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of Texas) on which banks are open for business in Dallas, Texas; provided that, when used in connection with a Eurodollar Rate Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank eurodollar market.

          "Capital Lease" means, when used with respect to any Person, any lease in respect of which the obligations of such Person constitute Capitalized Lease Obligations.

          "Capitalized Lease Obligations" means, when used with respect to any Person, without duplication, all obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations shall have been or should be, in accordance with GAAP, capitalized on the books of such Person.

          "Cash Equivalents" means, when used in connection with Borrower or any Subsidiary of Borrower, such Borrower's or such Subsidiary's Investments in:

              (a) Government Securities due within one year from the date of acquisition thereof;

              (b) Readily marketable direct obligations of any State of the United States or any political subdivision of any such State given on the date of such investment a credit rating of at least A2 by Moody's or A by S&P, in each case due within one year from the date of acquisition thereof;

          (c) Certificates of deposit issued by, money market deposit accounts with, eurodollar deposits through, bankers' acceptances of, and repurchase and reverse repurchase agreements covering Government Securities executed by, a Lender or any other bank doing business in and incorporated under the laws of the United States or any state thereof whose deposits are insured through the FDIC and having (either itself or its holding company) on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, or any offshore branch of such Lender or bank, in each case maturing within one year from the date of acquisition thereof;

          (d) Readily marketable commercial paper of a Lender or such Lender's holding company or of any other bank or bank holding company given on the date of such investment a credit rating of at least P-1 by Moody's or A-1 by S&P, or of corporations doing business in and incorporated under the laws of the United States or any state thereof given on the date of such Investment a credit rating of at least P-1 by Moody's or A-1 by S&P, in each case, maturing within one year from the date of acquisition thereof; and

          (e) "Money-market mutual funds" investing solely in instruments of the types described in clauses (a) through (d) above.

     "Change of Control" means, with respect to Borrower, an event or series of events by which:

          (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of Borrower or its subsidiaries, or any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the equity interests of Borrower; or

          (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

     "Commitment" means, as to any Lender, the obligation of such Lender to Loans and participate in Letter of Credit Liabilities in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite such Lender's name on the signature pages hereof under the caption "Commitment" or contained in an Assignment and Assumption, as the same may be increased or decreased from time to time pursuant to this Credit Agreement.

     "Commitment Percentage" means, as to any Lender, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Lender's Commitment and the denominator of which shall be the Total Commitment.

     "Communications" has the meaning specified in Section 9.02.

     "Compliance Certificate" means a compliance certificate delivered by Borrower to the Lenders pursuant to Section 5.01(c).

     "Consolidated" refers to the consolidation of any Person, in accordance with GAAP, with its properly Consolidated Affiliates. Reference to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the Consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly Consolidated Affiliates.

     "Consolidated Assets" means, with respect to Borrower and its Subsidiaries on a Consolidated basis, all items which should be classified as assets on the Consolidated financial statements of Borrower delivered to the Lenders pursuant to Section 5.01, all as determined in conformity with GAAP.

     "Consolidated EBITDA" means, with respect to Borrower and its Subsidiaries on a Consolidated basis, net income (or loss), plus, without duplication and to the extent included in determining net income (or loss), the sum of (a) total income tax expense, (b) Consolidated Interest Expense, (c) depreciation, depletion and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary losses on sales of assets outside of the ordinary course of business and (f) any other non-cash charges, minus, without duplication and to the extent included in determining net income (or loss), the sum of (i) any extraordinary gains on sales of assets outside of the ordinary course of business, and (ii) any other non-cash credits, all as determined in accordance with GAAP.

     "Consolidated Equity" means, with respect to Borrower and its Subsidiaries on a Consolidated basis, the Consolidated Assets of Borrower less the Consolidated Liabilities of Borrower, adjusted to exclude non-cash items, including unrealized gains and losses, related to EITF 98-10 until Financial Accounting Standard 133 becomes effective on January 1, 2001, and to Financial Accounting Standard 133 after it becomes effective on January 1, 2001.

     "Consolidated Funded Debt" means, with respect to Borrower and its Subsidiaries on a Consolidated basis, without duplication, Indebtedness in any of the following categories:

          (a)  Indebtedness for borrowed money, including the Obligations;

          (b) Indebtedness constituting an obligation to pay the deferred purchase price of property;

          (c) Indebtedness evidenced by a bond, debenture, note or similar instrument;

          (d)  Indebtedness constituting Capitalized Lease Obligations;

          (e) Indebtedness constituting the portion of any Advance Payment that has not been satisfied by the delivery of production from Oil and Gas Interests;

          (f) Indebtedness constituting a non-contingent obligation to reimburse the issuer of any letter of credit or any guarantor or surety for payments made by such issuer, guarantor or surety; and

          (g) Accommodation Obligations with respect to Indebtedness of any other Person of the types described in clauses (a) through (c) above.

     "Consolidated Interest Expense" means, for any period, with respect to Borrower and its Subsidiaries on a Consolidated basis, the sum of (a) all interest, premium payments, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense with respect to such period under Capital Leases that is treated as interest in accordance with GAAP, minus interest income.

     "Consolidated Liabilities" means, with respect to Borrower and its Subsidiaries on a Consolidated basis, all items which should be classified as liabilities on the Consolidated financial statements of Borrower delivered to the Lenders pursuant to Section 5.01, all as determined in conformity with GAAP.

     "Consolidated Net Income" means, for any period, with respect to Borrower and its Subsidiaries on a Consolidated basis, net income (or loss) for such period determined in conformity with GAAP, but adjusted to exclude non-cash items, including unrealized gains and losses, related to EITF 98-10 until Financial Accounting Standard 133 becomes effective on January 1, 2001, and to Financial Accounting Standard 133 after it becomes effective on January 1, 2001.

     "Consolidated Tangible Net Worth" means, with respect to Borrower and its Subsidiaries on a Consolidated basis, at any time, the Consolidated Equity of Borrower at such time, less the Consolidated Intangible Assets of Borrower at such time. For purposes of this definition, "Intangible Assets" means the amount (to the extent reflected in determining Consolidated Equity) of all unamortized debt discount and expense (to the extent, if any, recorded as an unamortized deferred charge), unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights and organization expenses.

     "Contractual Obligation" as applied to any Person, means any provision of any stock or other securities issued by that Person or any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject (including, without limitation, any restrictive covenant affecting such Person or any of its properties).

     "Credit Agreement" means this Revolving Credit Agreement dated as of December 15, 2000, among Borrower, the Administrative Agent, the Issuing Lender and the Lenders, as this Revolving Credit Agreement may be amended, modified, supplemented and/or extended from time to time.

     "Debtor Relief Laws" means the Bankruptcy Code and all other applicable dissolution, liquidation, conservatorship, bankruptcy, moratorium, readjustment of debt, compromise, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

     "Default" means any Event of Default or the occurrence of any event or condition which would, with the giving of any requisite notice and/or the passage of time or both, constitute an Event of Default.

     "Default Rate" has the meaning specified in Section 2.10.

     "Designated Hedge Transactions" means the Hedge Transactions described on
Schedule 5.12.

     "Determination Date" has the meaning specified in Section 2.02(b).

     "Distribution" means any dividend payable in cash or property with respect to any shares of capital stock of Borrower or any Subsidiary of Borrower (other than dividends payable in shares of the same class of common, preferred or other capital stock as the shares upon which the dividend is being paid), any other distribution made with respect to any shares of capital stock of Borrower or any Subsidiary of Borrower, or any purchase, redemption or retirement of, or other payment with respect to, any shares of capital stock of Borrower or any Subsidiary of Borrower; provided that the following shall not be considered "Distributions" for purposes of this Credit Agreement: (a) purchases and sales of Borrower's securities pursuant to Borrower's 401(k) Plan and (b) the issuance by Borrower of securities or rights pursuant to the Rights Agreement and the conversion of those securities or the exercise of those rights.

     "Dollars" and the symbol "$" means the lawful currency of the United
States.

     "Effective Date" means the date on which all of the conditions precedent to the making of the Loans and the issuance of the Letters of Credit set forth in
Section 3.01 are first satisfied or waived by the Lenders and the initial Loans are made or the initial Letter of Credit is issued.

     "Eligible Assignee" has the meaning specified in Section 9.10(d).

     "Environmental Laws" means any federal, state or local statute, code, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, writ, judicial decision, decree, injunction or other authorization or requirement whenever promulgated, issued or modified, including the requirement to register underground storage tanks, well plugging and abandonment requirements, and oil and gas waste disposal requirements relating to:

          (a) emissions, discharges, spills, migration, movement, releases or threatened releases of pollutants, contaminants, Hazardous Substances, or hazardous or toxic materials or wastes into or onto soil, land, ambient air, surface water, ground water, watercourses, publicly owned treatment works, drains, sewer systems, wetlands or septic systems;

          (b) the use, treatment, storage, disposal, handling, manufacturing, transportation, or shipment of Hazardous Substances or hazardous and/or toxic wastes, material, products or by-products containing Hazardous Substances (or of equipment or apparatus containing Hazardous Substances); or

          (c) otherwise relating to pollution or the protection of human health or the environment.

     "Environmental Liabilities" means, with respect to any Person, any and all liabilities, responsibilities, losses, sums paid in settlement of claims, obligations, charges, actions (formal or informal), claims (including, without limitation, claims for personal injury or for real or personal property damage), liens, administrative proceedings, damages (including, without limitation, loss or damage resulting from the occurrence of an Event of Default), punitive damages, consequential damages, treble damages, penalties, fines, monetary sanctions, interest, court costs, response and remediation costs, stabilization costs, encapsulation costs, treatment, storage, or disposal costs, groundwater monitoring or environmental sampling costs, other causes of action and any other costs and expenses (including, without limitation, reasonable attorneys', experts' and consultants' fees, costs of investigation and feasibility studies and disbursements in connection with any investigative, administrative or judicial proceeding) , whether direct or indirect, known or unknown, absolute or contingent, past, present or future arising under, pursuant to or in connection with any Environmental Law, or any other binding obligation of such Person requiring abatement of pollution or protection of human health and the environment.

     "Environmental Lien" means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Hazardous Substance into the environment.

     "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

     "ERISA Affiliate" means any (a) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Borrower, (b) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the
Code) with Borrower, (c) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as Borrower or (d) other Person required to be aggregated with Borrower or an ERISA Affiliate thereof, as defined above, pursuant to Section 414(o) of the Code.

     "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

                    Eurodollar Rate =           Eurodollar Base Rate
                                       ------------------------------------
                                       1.00 - Eurodollar Reserve Percentage

          Where,

          "Eurodollar Base Rate" means, for such Interest Period:

          (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

          (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

          "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage, if any (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage. "Eurodollar Rate Loan" means a Loan that bears interest at a rate based on the Eurodollar Rate.

     "Event of Default" has the meaning specified in Section 7.01.

     "Existing Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of November 12, 1997, among Borrower, certain agents and certain lenders, as amended, modified, supplemented and/or restated prior to the Effective Date.

     "Facility Usage" means, on any day, the sum of (a) the outstanding principal balance of the Loans after giving effect to any Borrowing, prepayment and repayment of the Loans on such day, plus (b) the outstanding Letter of Credit Liabilities after giving effect to any issuance, cancellation or expiration of Letters of Credit and any repayment of Letter of Credit Liabilities on such day.

     "FC Energy" means FC Energy Finance I, Inc., a wholly-owned Subsidiary of Bank One, NA (f/k/a The First National Bank of Chicago).

     "FDIC" means the Federal Deposit Insurance Corporation or any successor.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that
(a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

     "Fiscal Quarter" means a three-month period ending on the last day of December, March, June or September of any year.

     "Fee Letter" means that certain letter agreement dated as of August 30, 2000, among Borrower, Arranger and Bank of America.

     "Fiscal Year" means a twelve-month period ending on December 31 of any year.

     "Fund" has the meaning specified in Section 9.10(d).

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession.

     "Gas Balancing Agreement" means any agreement or arrangement whereby Borrower or any of its Subsidiaries or any other party having an interest in any Hydrocarbons to be produced from Oil and Gas Interests in which Borrower or any of its Subsidiaries has a right to take more than its proportionate share of production therefrom.

     "Government Securities" means readily marketable direct full faith and credit obligations of the United States or obligations unconditionally guaranteed by the full faith and credit of the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States).

     "Governmental Approval" means any authorization, consent, approval, license, lease, ruling, permit, certification, exemption, filing for or registration by or with any Governmental Authority required of or by Borrower or any Subsidiary of Borrower in connection with (a) the execution, delivery and performance of the Loan Documents by Borrower and the incurrence of any Obligations under this Credit Agreement, (b) the validity or enforceability of the Loan Documents and the exercise by the Administrative Agent, the Issuing Lender or any Lender of its rights and remedies thereunder, and (c) the acquisition, maintenance, ownership and operation of the Oil and Gas Interests.

     "Governmental Authority" means any nation or government, any federal, state, province, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Hazardous Substances" means (a) hazardous materials, hazardous wastes, and hazardous substances including, but not limited to, those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table, 49 C.F.R. Section 172.101, as amended, or listed by the federal Environmental Protection Agency as hazardous substances under or pursuant to 40 C.F.R. Part 302, as amended, or substances, materials, contaminants or wastes which are or become regulated under any Environmental Law, including without limitation, those substances, materials, contaminants or wastes as defined in the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., as amended, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as amended, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., as amended; the Clean Air Act, 42 U.S.C.
Section 7401 et seq., as amended, the federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., as amended, the Occupational Safety and Health Act, 2 U.S.C. Section 651 et seq., as amended, the Safe Drinking Water Act, 42 U.S.C.
Section 300f et seq., as amended and the Natural Gas Pipeline Safety Act of 1968, 49 U.S.C. Section 1671 et seq., as amended; (b) all substances, materials, contaminants or wastes listed in all comparable statutes of the States of Texas, Colorado, Kansas, Wyoming, New Mexico, Oklahoma or Louisiana or other states in which any Oil and Gas Interests owned by Borrower or any of its Subsidiaries are located and in comparable local governmental regulations in such states; (c) acid gas, sour water streams or sour water vapor streams containing hydrogen sulfide or other forms of sulphur, sodium hydrosulfide and ammonia; (d) Hydrocarbons; (e) natural gas, synthetic gas, and any mixtures thereof; (f) asbestos and/or any material which contains 1% or more, by weight, of any hydrated mineral silicate, including but not limited to chrysotile, amosite, crocidolite, tremolite, anthophylite and/or actinolite, whether friable or non-friable; (g) PCB's, or PCB containing materials or fluids; (h) radon; (i) naturally occurring radioactive material, radioactive substances or waste; (j) salt water and other oil and gas wastes and (k) any other hazardous or noxious substance, material, pollutant, emission, or solid, liquid or gaseous waste.

     "Hedge Transaction" means a transaction, including the Designated Hedge Transactions, pursuant to which Borrower or any of its Subsidiaries hedges the price to be received by it for future production of Hydrocarbons, including price swap agreements under which Borrower or any of its Subsidiaries agrees to pay a price for a specified amount of Hydrocarbons determined by reference to a recognized market on a specified future date and the contracting counterparty agrees to pay Borrower or any of its Subsidiaries a fixed price for the same or similar amount of Hydrocarbons; provided that "Hedge Transaction" shall not include the purchase by Borrower or any of its Subsidiaries of any "floor" or similar transaction by means of which Borrower or such Subsidiary protects itself from declining prices for its production without fixing any ceiling price for such production.

     "Highest Lawful Rate" means, as of a particular date and as to any Lender, the maximum nonusurious interest rate that may under applicable law then be contracted for, charged or received by such Lender in connection with its Loans and other extensions of credit hereunder.

     "Hostile Acquisition" means any transaction in which Borrower or any of its Subsidiaries, directly or indirectly, purchases or offers to purchase or acquire, in any transaction or series of transactions, an aggregate of 5% or more of the equity securities or controlling interest of any Person, for any type of consideration, without the prior written consent of such Person's management and Board of Directors or controlling body.

     "Hydrocarbons" means oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products separated, settled and dehydrated therefrom and all products refined therefrom, including, without limitation, kerosene, liquified petroleum gas, refined lubricating oils, diesel fuel, drip gasoline, natural gasoline, helium, sulphur and all other minerals.

     "Immaterial Mineral Interests" has the meaning specified in Section 4.06.

     "Increase Effective Date" has the meaning specified in Section 2.11(b).

     "Increasing Lender" has the meaning specified in Section 2.11(b).

     "Indebtedness" means, with respect to Borrower or any Subsidiary of Borrower, (a) indebtedness for borrowed money (including without duplication obligations, contingent or otherwise, to reimburse the issuer of any letter of credit or any guarantor or surety), (b) indebtedness for the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business, subject to the last sentence of this definition),
(c) indebtedness evidenced by bonds, debentures, notes or other similar instruments (but shall not include any Indebtedness guaranteed, or bonds posted to state and/or federal agencies incurred in the ordinary course of business in conjunction with Borrower's and its Subsidiaries' oil and gas operations but shall include Environmental Liabilities or liabilities to the PBGC), (d) obligations and liabilities secured by a Lien upon property owned by Borrower or a Subsidiary of Borrower, whether or not Borrower or such Subsidiary of Borrower has assumed such obligations and liabilities and the amount of which Indebtedness shall not exceed the fair market value of the property subject to such Lien if Borrower or such Subsidiary of Borrower has not assumed such obligations and liabilities, (e) Capitalized Lease Obligations, (f) all net payments or amounts owing by Borrower or any Subsidiary of Borrower in respect of interest rate protection agreements, foreign currency exchange agreements, commodity swap agreements or other interest, exchange rate or commodity hedging arrangements, and (g) the portion of any Advance Payment that has not been satisfied by the delivery of production from Oil and Gas Interests. The Indebtedness of Borrower or any Subsidiary of Borrower shall include the Indebtedness of any partnership or joint venture in which Borrower or any Subsidiary of Borrower is a general or venture partner. The Indebtedness of Borrower or any Subsidiary of Borrower shall not include trade payables and
                                             ---
expense
accruals incurred or assumed in the ordinary course of Borrower's or such Subsidiary's business (including trade payables and expense accruals of any partnership or joint venture in which Borrower or any Subsidiary of Borrower is a general or venture partner), provided such payables have not remained unpaid for a period of 90 days after the same became due unless Borrower or such Subsidiary is diligently contesting same in good faith.

     "Indemnified Liabilities" has the meaning specified in Section 7.03.

     "Indemnitee" has the meaning specified in Section 7.03.

     "Initial Financial Statements" means, collectively, the audited annual Consolidated financial statements of Borrower dated as of December 31, 1999, and the quarterly Consolidated financial statements of Borrower dated as of September 30, 2000.

     "Initial Reserve Report" means the first Reserve Report delivered to the Administrative Agent and the Lenders after the occurrence of the Borrowing Base Commencement Date.

     "Interest Coverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four Fiscal Quarters ending on such date to (b) Consolidated Interest Expense for such period.

     "Interest Payment Date" means any date interest is due pursuant to the provisions of Section 2.09(b).

     "Interest Period" means, with respect to any Eurodollar Rate Loan, the period commencing on (a) the date such Loan is made or converted into or continued as a Eurodollar Rate Loan or (b) in the case of a roll-over to a successive Interest Period, the last day of the immediately preceding Interest Period and ending on the numerically corresponding day in the first, second, third, sixth, or, subject to availability to each Lender, ninth calendar month thereafter, as Borrower may select as provided in Section 2.03 or 2.06. Notwithstanding the foregoing, (i) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day), (ii) no Interest Period shall extend beyond the Maturity Date, and (iii) no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Rate Loan would otherwise be a shorter period, such Eurodollar Rate Loan shall not be available hereunder.

     "Investment" means, with respect to Borrower or any Subsidiary of Borrower, any direct or indirect purchase or other acquisition by Borrower or such Subsidiary of any stock, partnership interest or other equity interest, or of a beneficial interest therein, of any other Person, and any direct or indirect loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, advances to employees and similar items made or incurred in the ordinary course of business), or capital contribution by Borrower or such Subsidiary to any other Person, including all Indebtedness and accounts owed by such other Person which are not current assets or did not arise from sales of goods or services to Borrower or such Subsidiary in the ordinary course of business. The amount of any Investment shall be determined in conformity with GAAP.

     "IRS" means the Internal Revenue Service or any successor agency.

     "Issuing Lender" means Bank of America.

     "Lender" means each of the financial institutions whose name appears on the signature pages to this Credit Agreement and each Person that from time to time becomes a party hereto in accordance with Section 2.11(b), Section 2.22 or
Section 9.10, and includes the Issuing Lender, as the context may require.

     "Lending Office" means, with respect to each Lender, the branch or branches (or Affiliate or Affiliates) from which such Lender's Eurodollar Rate Loans or Base Rate Loans, as the case may be, are made or maintained and for the account of which payments of principal of, and interest on, such Lender's Eurodollar Rate Loans or Base Rate Loans are made.

     "Letter of Credit Application" means an application to the Issuing Bank by Borrower for the issuance of a Letter of Credit.

     "Letter of Credit" means each Standby Letter of Credit requested to be issued pursuant to Section 2.01(b) and Section 2.05.

     "Letter of Credit Commitment" means, at any time, the lesser of (a) $50,000,000 and (b) the Total Commitment at such time, or if the Borrowing Base Commencement Date has occurred, the lesser of (c) 15% of the Borrowing Base and
(d) the Total Commitment at such time.

     "Letter of Credit Liabilities" means, at any time in respect of the Letters of Credit, the sum of (a) the amount available for drawings under the Letters of Credit and (b) the aggregate unpaid amount of all Reimbursement Obligations at the time due and payable in respect of previous drawings made under the Letters of Credit.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, production payment, deposit, lien, charge, pledge, security interest, claim or encumbrance of any kind (whether voluntary or involuntary, affirmative or negative, and whether imposed or created by operation of law or otherwise) upon such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities but excluding any right of offset which arises without agreement in the ordinary course of business.

     "Loan Documents" means this Credit Agreement, each of the Notes, the Letter of Credit Applications and reimbursement agreements executed in connection therewith, each Compliance Certificate, each Notice of Conversion or Continuation, each Borrowing Request, all Reserve Reports, all legal opinions and when executed and delivered by the parties thereto, all other agreements, certificates, instruments and documents executed in connection with this Credit Agreement or any of the other foregoing documents, as the same may be amended, modified, supplemented or extended from time to time.

     "Loan(s)" means the loan(s) provided for in Section 2.01.

     "Majority Lenders" means the Lenders holding more than 66-2/3% of the aggregate principal amount of the Loans and Letter of Credit Liabilities, or, if no Loans or Letters of Credit Liabilities are outstanding, the Lenders holding more than 66-2/3% of the Total Commitment.

     "Market Exposure" means, with respect to Borrower, on any Business Day, the aggregate amount of Dollars, if any, that would be payable by Borrower to the counterparties to the Designated Hedge Transactions, if all Designated Hedge Transactions were being terminated as of the close of business in New York, New York on such Business Day.

     "Market Quotation" means, with respect to a Designated Hedge Transaction, an amount determined on the basis of a quotation from a Reference Market Maker. Such quotation will be for an amount, if any, that would be paid to Borrower (expressed as a negative number), or by Borrower (expressed as a positive number) in consideration of an agreement between Borrower (taking into account any existing credit support document with respect to the obligations of Borrower) and the quoting Reference Market Maker, with the relevant Business Day as the date of commencement of such agreement, to enter into a transaction that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties in respect of such Designated Hedge Transaction that would, but for the occurrence of the designation of an "Early Termination Date" as of the relevant Business Day, have been required after that date. Borrower will request each Reference Market Maker to provide its quotation as of the relevant Business Day.

     "Margin Stock" shall have the meaning given to such term under Regulation
U.

     "Material Adverse Effect" means (a) a material adverse effect on the business, assets, operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole, (b) material impairment of the ability of Borrower to perform timely any of its Obligations under any Loan Document to which it is or will be a party, or (c) a material impairment of the rights of or benefits available to the Lenders under any Loan Document.

     "Material Contract" means any contract, agreement or instrument to which Borrower or any of its Subsidiaries is a party (a) which calls for payments to or from Borrower or any Subsidiary of Borrower of an amount in excess of $30,000,000 during any twelve month period or (b) pursuant to which Borrower or any Subsidiary of Borrower acquires any right to an interest in real or personal property or a right to obtain services if Borrower or such Subsidiary's inability to obtain any such right could reasonably be expected to result in a Material Adverse Effect.

     "Material Subsidiary" means any Subsidiary of Borrower other than a Subsidiary which alone or together with its Subsidiaries did not have more than $1,000,000 in assets or $500,000 of annual revenue as of the end of and for the most recently ended Fiscal Year. As of the date of this Credit Agreement, each Subsidiary of Borrower is a Material Subsidiary other than Plains Petroleum Gathering Company and Barrett Fuels Corporation.

     "Maturity Date" means December 15, 2005, or the earlier date of termination in whole of the Total Commitment.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five (5) plan years made or accrued an obligation to make contributions.

     "New Funds Amount" means the amount by which a New Lender's or an Increasing Lender's outstanding Loans increase as of a Commitment Increase Effective Date (without regard to any such increase as a result of Borrowings made on such Commitment Increase Effective Date).

     "New Lender" has the meaning specified in Section 2.11(b).

     "Notes" means the promissory notes of Borrower evidencing the Loans, in the form of Exhibit C, together with all renewals, extensions, modifications and replacements thereof and substitutions therefor.

     "Notice of Commitment Increase" has the meaning specified in Section
2.11(b).

     "Notice of Conversion or Continuation" means a Notice of Conversion or Continuation in the form of Exhibit D signed by a Responsible Officer of Borrower.

     "Obligations" means all obligations, liabilities and indebtedness of every nature of Borrower from time to time owing to the Issuing Lender or any Lender under any Loan Document, including, without limitation, (a) the due and punctual payment of (i) the principal of and interest on the Loans and the Letter of Credit Liabilities, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, including, to the extent permitted by applicable law, interest that accrues after the commencement of any proceeding by or against Borrower under the Bankruptcy Code and all other applicable Debtor Relief Laws and (ii) all other monetary obligations of Borrower to the Issuing Lender or any Lender under this Credit Agreement and each of the other Loan Documents, including any and all fees, costs, expenses and indemnities and (b) the due and punctual performance of all other obligations of Borrower under this Credit Agreement and each other Loan Document. "Obligation" means any part of the Obligations.

     "Oil and Gas Interests" means any and all rights, estates, titles and interests in any oil and gas wells, oil, gas, sulphur and other mineral leaseholds and fee interests, all overriding royalty interests, mineral interests, royalty interests, net profits interests, oil payments, production payments, carried interests and any and all other interests in Hydrocarbons, whether any of the same be real or personal, now owned or hereafter acquired by Borrower or any of its Subsidiaries, directly or indirectly, together with rights, titles and interests created by or arising under the terms of any unitization, communitization, and pooling agreements or arrangements, and all properties, rights and interests covered thereby, whether arising by contract, by order or by operation of law, which now or hereafter include all or any part of the foregoing.

     "Opinion of Borrower's Counsel" means the written legal opinions of Eugene
A. Lang, Jr., General Counsel to Borrower and its Subsidiaries, and Vinson & Elkins L.L.P., counsel to Borrower and its Subsidiaries, substantially in the form of Exhibit E, to be delivered pursuant to Section 3.01(a)(iv).

     "Partially Increasing Lender" has the meaning specified in Section 2.11(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

     "Permitted Additional Senior Notes" means unsecured notes issued by Borrower (and not guaranteed by any of Borrower's Subsidiaries) prior to the Borrowing Base Commencement Date, in a principal amount not to exceed $150,000,000 (provided that such limitation on the principal amount shall not apply in the event the Debt Ratings are BBB- or higher by S&P and Baa3 or higher by Moody's), maturing not earlier than 120 days after the Maturity Date, and having terms and conditions not more onerous to Borrower and its Subsidiaries than the terms and conditions of this Credit Agreement and otherwise reasonably satisfactory (including with respect to the use of the proceeds thereof) to the Majority Lenders.

     "Permitted Liens" means, with respect to Borrower or any Subsidiary of
Borrower:

          (a) Liens (if any) securing the Obligations in favor of the Issuing Lender and the Lenders;

          (b) Inchoate Liens securing obligations for labor, services, materials and supplies with respect to the Oil and Gas Interests in the ordinary course of business which are not delinquent or for which adequate reserves with respect thereto are maintained on its books in accordance with GAAP and which are being diligently contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such property is subject to a risk of loss or forfeiture prior to judgment which could reasonably be expected to result in a Material Adverse Effect;

          (c) Liens for taxes and assessments on real property which are not yet past due, or Liens for taxes and assessments on real property for which adequate reserves with respect thereto are maintained on its books in accordance with GAAP and which taxes and assessments are being diligently contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such property is subject to a risk of loss or forfeiture prior to judgment which could reasonably be expected to result in a Material Adverse Effect;

          (d) Imperfections and irregularities in title to any property which in the aggregate do not materially impair the marketability or use of such property for the purposes for which it is or may reasonably be expected to be held;

          (e) Easements, exceptions, reservations, or other agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting real property which in the aggregate do not materially burden or impair the marketability or use of such real property for the purposes for which it is or may reasonably be expected to be held;

          (f) Non-consensual Liens imposed by Law, including carrier's, mechanic's, landlord's, warehousemen's or other similar Liens, other than those described in clauses (b) or (c) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being diligently contested in good faith by appropriate proceedings, provided that, if delinquent, adequate reserves with respect thereto are maintained on its books in accordance with GAAP and, by reason of nonpayment, no property is subject to a material risk of loss or forfeiture prior to judgment;

          (g) Liens consisting of pledges or deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (h) Liens consisting of deposits of property to secure the performance of bids, trade contracts (other than for Indebtedness or Hedge Transactions), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (i) Lease burdens payable to third parties which, if the Borrowing Base Commencement Date has occurred, are either (i) deducted in the calculation of discounted present value in the Reserve Reports including, without limitation, any royalty, overriding royalty, net profit interests, payment pursuant to the Hugoton Gas Trust, production payment, carried interest or reversionary working interest which has been disclosed to the Administrative Agent in writing, or (ii) affecting properties which are not included in the Reserve Reports;

          (j) Dedication of net acreage to satisfy third party contractual obligations of Borrower or any Subsidiary of Borrower with respect to the purchase and sale or gathering or transportation of Hydrocarbons of a scope and nature customary in the oil and gas industry (excluding production payments unless permitted pursuant to Section 6.01 and Section 6.08 and Hedge Transactions);

          (k) Liens arising under operating, pooling or unitization agreements of a scope and nature customary in the oil and gas industry;

          (l) Purchase money Liens upon or in any property acquired by Borrower or any of its Subsidiaries in the ordinary course of business to secure the deferred portion of the purchase price of such property or any indebtedness incurred to finance the acquisition of such property provided that (i) no such Lien shall be extended to cover property other than the property being acquired, and (ii) the Indebtedness secured thereby is permitted pursuant to Section 6.01(f);

          (m) Liens arising under, in connection with or related to farm-out, farm-in, joint operating or area of mutual interest agreements or other similar or customary arrangements, agreements or interests, incurred in the ordinary course of business and to the extent such Liens are limited in recourse to (i) the properties subject to such interests or agreements, (ii) the Hydrocarbons produced from such properties and (iii) the proceeds of such Hydrocarbons;

          (n) Liens on cash to secure margin obligations of Borrower under Hedge Transactions (excluding the Designated Hedge Transactions); provided that the aggregate amount of cash posted as margin together with any letters of credit issued for the benefit of any counterparty to secure such margin obligations shall not for any period of five consecutive Business Days exceed (i) $65,000,000 from the date hereof through December 31, 2001,
     (ii) $45,000,000 from January 1, 2002 through December 31, 2002, or (iii) $25,000,000 from and after January 1, 2003; and provided, further, that the aggregate amount of cash posted as margin shall not for any period of five consecutive Business Days exceed $25,000,000.

          (o) Liens securing the Designated Hedge Transactions covering collateral that also secures the Obligations on a pari passu basis; and

          (p) All other non-consensual Liens arising in the ordinary course of Borrower's or such Subsidiaries' business or incidental to the ownership of their properties;

provided that no Permitted Lien referred to above shall (i) secure Indebtedness for borrowed money or for the deferred purchase price of property or services except for such Indebtedness permitted under Section 6.01(a) or Section 6.01(f),
(ii) secure Hedge Transactions (regardless of whether such Hedge Transactions constitute Indebtedness) except to the extent permitted by clauses (n) and (o) of this definition, or (iii) in the aggregate materially detract from the marketability of the material Oil and Gas Interests owned by Borrower and any of its Subsidiaries or materially impair the use thereof in the operation of the business of Borrower or any such Subsidiary.

     "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a foreign state or political subdivision thereof or any agency of such state or subdivision.

     "Proved Developed Behind Pipe Hydrocarbon Reserves" means Proved Hydrocarbon Reserves which are recoverable from zones behind casing in existing wells and which will require additional completion work or a future recompletion prior to the start of production.

     "Proved Developed Non-Producing Hydrocarbon Reserves" means Proved Developed Behind Pipe Hydrocarbon Reserves and Proved Developed Shut-in Hydrocarbon Reserves.

     "Proved Developed Producing Hydrocarbon Reserves" means those Proved Hydrocarbon Reserves which are recoverable from completion intervals currently open and producing to market. Improved recovery reserves are considered to be producing only after an improved recovery project has been installed and is in operation.

     "Proved Developed Shut-in Hydrocarbon Reserves" means Proved Hydrocarbon Reserves that are recoverable from completion intervals open as of the date of determination, but which are not producing as of such date.

     "Proved Hydrocarbon Reserves" means those recoverable Hydrocarbons which have been proved to a high degree of certainty by reason of existing production, adequate testing, or in certain cases by adequate core data and other engineering and geologic information on zones which are present in existing wells or in known reservoirs. Reserves that can be produced economically through the application of established improved recovery techniques are included in the proved classification when (a) successful testing by a pilot project or the operation of any installed program in that reservoir or one in the immediate area with similar rock and fluid properties provides support for the engineering analysis on which the project or program was based and (b) it is reasonably certain the project will proceed. Reserves to be recovered by improved recovery techniques that have yet to be established through repeated economically successful applications are included in the proved category only after successful testing by a pilot project or after the operation of an installed program in the reservoir provides support for the engineering analysis on which the project or program was based. Improved recovery includes all methods for supplement natural reservoir including (i) pressure maintenance, (ii) cycling and (iii) secondary recovery in its original sense. Improved recovery also includes the enhanced recovery methods of thermal, chemical flooding and the use of miscible and immiscible displacement fluids.

     "Proved Reserves" means Proved Hydrocarbon Reserves that are Proved Developed Producing Hydrocarbon Reserves, Proved Developed Behind Pipe Hydrocarbon Reserves, Proved Developed Shut-In Hydrocarbon Reserves, or Proved Undeveloped Hydrocarbon Reserves.

     "Proved Undeveloped Hydrocarbon Reserves" means Proved Hydrocarbon Reserves that are recoverable (a) by new wells on undrilled acreage, (b) by replacement wells on previously drilled and producing acreage or (c) from existing wells where a relatively large expenditure is required for recompletion and from acreage where the application of an improved recovery technique is planned and the costs required to place the project in operation are relatively large. Proved Undeveloped Hydrocarbon Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved Hydrocarbon Reserves for other undrilled units are Proved Undeveloped Hydrocarbon Reserves only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation.

     "Public Indenture" means the Indenture, dated as of February 1, 1997, entered into between Borrower and Bankers Trust Company, as Trustee, and any indenture pursuant to which the Permitted Additional Senior Notes are issued.

     "Reducing Lender" has the meaning specified in Section 2.11(b).

     "Reduction Amount" means the amount by which a Reducing Lender's or a Partially Increasing Lender's outstanding Loans decrease as of an Increase Effective Date (without regard to any such increase as a result of Borrowings made on such Increase Effective Date).

     "Reference Market Maker" shall mean a leading dealer in the relevant market selected by Borrower in good faith (a) from among dealers of the highest credit standing reasonably satisfactory to the Administrative Agent and (b) to the extent practicable, from among such dealers having an office in the same city.

     "Register" shall have the meaning specified in Section 9.10(f).

     "Regulation U" means Regulation U of the Board (respecting margin credit extended by banks), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Regulation X" means Regulation X of the Board (respecting borrowers who obtain margin credit), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Reimbursement Obligations" shall mean, as at any date, the obligations of Borrower then outstanding in respect of Letters of Credit to reimburse the Administrative Agent for the account of the Issuing Lender for the amount paid by the Issuing Lender in respect of any drawing under such Letters of Credit.

     "Release" means any release, spill, emission, leak, injection, deposit, disposal, discharge, dispersal, leaching or migration of any Hazardous Substance into the environment or into or out of any real property of Borrower or any Subsidiary of Borrower, including the movement of Hazardous Substances through or in the air, soil, surface water, groundwater and/or land which could reasonably be expected to form the basis of an Environmental Liability against Borrower or any Subsidiary of Borrower.

     "Remedial Action" means actions to (a) clean up, remove, treat or in any other way address Hazardous Substances in the environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Substances so they do not migrate or endanger or threaten to endanger public health or welfare or the environment or (c) perform pre-remedial studies and investigations and post- remedial monitoring and care.

     "Replacement Lender" has the meaning specified in Section 2.22.

     "Reportable Event" means any of the events described in Section 4043 or
Section 4068(f) of ERISA for which the 30 day notice requirement of 29 C.F.R.
Section 2615.3 has not been waived.

     "Requirements of Law" means any federal, state or local law, rule or regulation, permit or other binding determination of any Governmental Authority applicable to Borrower or any of its Subsidiaries or any of their respective properties or assets.

     "Reserve Report" has the meaning specified in Section 2.02(a).

     "Responsible Officer" means, as to any Person, the President, any Executive Vice President, any Senior Vice President or the Secretary of such Person.

     "Rights Agreement" means the Rights Agreement dated August 5, 1997 between Borrower and BankBoston, N. A. concerning Borrower's rights plan, as amended from time to time.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "Sharing Percentage" means, as to any Lender on any day, a fraction (expressed as a percentage), the numerator of which shall be the sum of such Lender's (a) aggregate outstanding principal balance of all Loans to Borrower held by such Lender at such time plus (b) aggregate participation in the Letter of Credit Liabilities and the denominator of which shall be the Facility Usage.

     "Standby Letter of Credit" means a Letter of Credit which represents an obligation to the beneficiary on the part of the Issuing Lender (a) to repay money borrowed by or advanced to or for the account of Borrower or any of its Subsidiaries, (b) to make payment on account of any indebtedness undertaken by Borrower or any of its Subsidiaries or (c) to make payment on account of any default by Borrower or any of its Subsidiaries in the performance of an obligation.

     "Subsidiary" means as of any date of determination and with respect to any Person, any corporation, partnership, joint venture or other entity whether now existing or hereafter organized or acquired of which the securities, partnership units or other ownership interests having ordinary voting power, in the absence of contingencies, to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person and/or one or more Subsidiaries of such Person.

     "Super Majority Lenders" means the Lenders holding 75% or more of the aggregate principal amount of the Loans and the Letter of Credit Liabilities, or if no Loans or Letter of Credit Liabilities are outstanding, the Lenders holding 75% or more of the Total Commitment.

     "Termination Event" means (a) a Reportable Event with respect to any Benefit Plan (other than a "reportable event" that is not subject to the provision for 30 days notice to the PBGC; (b) the withdrawal of Borrower from a Benefit Plan during a plan year in which Borrower was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (c) the imposition of an obligation on Borrower under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (d) the institution by the PBGC of proceedings to terminate a Benefit Plan; (e) any other event or condition which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (f) the occurrence of an event described in Section 4068(f) of ERISA with respect to a Benefit Plan.

     "Total Commitment" means the aggregate of the Commitments, being in the amount of $350,000,000 on the Effective Date, as the same may be increased or reduced from time to time pursuant to this Credit Agreement.

     "Total Exposure Amount" means, at any time, the sum of the Obligations and the Market Exposure.

     "Trust" means the Barrett 1997 Trust created pursuant to the Trust
Agreement.

     "Trust Agreement" means the Trust Agreement For The Barrett 1997 Trust dated as of November 1, 1997, entered into between and among FC Energy, Borrower and certain of Borrower's Subsidiaries, as amended by the Amendment No. 1 to Trust Agreement for The Barrett 1997 Trust dated as of May 1, 2000.

     "Type" of a Loan refers to the determination whether such Loan is a Eurodollar Rate Loan or a Base Rate Loan.

     "Unscheduled Determination Notice" means a written notice given by Borrower to the Administrative Agent or by the Administrative Agent (at the request of the Majority Lenders) to Borrower, in either case not more often than once during any calendar year, that an unscheduled redetermination of the Borrowing Base is requested.

     "United States" and "U.S." each means the United States of America.

     "Withholding Taxes" has the meaning specified in Section 2.19(a).

     SECTION 102. Accounting Terms. All terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, for purposes of determining compliance with any covenant set forth in Article VI, such terms shall be construed in accordance with GAAP as in effect on the date of this Credit Agreement, applied on a basis consistent with the application used in the audited Initial Financial Statements.

     SECTION 103.  Interpretation.

     (a)    In this Credit Agreement, unless a clear contrary intention appears:

        (i)    the singular number includes the plural number and vice versa;

       (ii)    reference to any gender includes each other gender;

      (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Credit Agreement as a whole and not to any particular Article, Section or other subdivision;

       (iv) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Credit Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this clause
               (iv) is intended to authorize any assignment not otherwise permitted by this Credit Agreement;

        (v) reference to any agreement, document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to any Note includes any Note issued pursuant hereto in extension or renewal thereof and in substitution or replacement therefor;

         (vi) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

        (vii) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

       (viii) with respect to the determination of any period of time, the word "from" means "from and including" and the word "to" means "to but excluding;" and

         (ix) reference to any law means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

     (b) The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction of this Credit Agreement.

     (c) No provision of this Credit Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

                                  ARTICLE II
                  COMMITMENTS; BORROWING BASE DETERMINATIONS
                  ------------------------------------------

     SECTION 2.01  Commitments.

          (a) Loans. From time to time from the Effective Date to the Maturity Date, each Lender severally agrees to make Loans under this Section 2.0l(a) to Borrower in an aggregate principal amount at any one time outstanding up to but not exceeding such Lender's Commitment Percentage of the amount by which the Available Commitment exceeds the aggregate unpaid principal balance of all Loans and Letter of Credit Liabilities from time to time outstanding; provided that the unpaid principal balance of all Loans owed to such Lender plus its participation interest in the principal amount of all outstanding Letter of Credit Liabilities shall not exceed such Lender's Commitment. Subject to the conditions herein, the amount of any Loan repaid prior to the Maturity Date may be reborrowed pursuant to the terms of this Credit Agreement; provided that any and all Loans shall be due and payable in full on the Maturity Date.

          (b) Letters of Credit. Subject to the terms and conditions hereof, and on the condition that the principal amount of the Letter of Credit Liabilities shall never exceed the lesser of the Letter of Credit Commitment and the Available Commitment less the aggregate unpaid principal balance of all Loans, Borrower shall have the right, in addition to Loans provided for in Section 2.01(a), to utilize a portion of the Available Commitment from time to time from the Effective Date to the Maturity Date by obtaining the issuance of Letters of Credit for the account of Borrower and on behalf of Borrower by the Issuing Lender. Upon the issuance of a Letter of Credit, the Issuing Lender shall be deemed, without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from the Issuing Lender, a participation, to the extent of such Lender's Commitment Percentage, in such Letter of Credit and the related Letter of Credit Liabilities. No Letter of Credit may be issued if after giving effect thereto the Facility Usage would exceed the Available Commitment. On each day during the period commencing with the issuance of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Commitment of each Lender shall be deemed to be utilized for all purposes hereof in an amount equal to such Lender's Commitment Percentage of the Letter of Credit Liabilities in respect of such Letter of Credit.

     SECTION 2.02  Borrowing Base.

          (a) (i) On or before the 30th day after the occurrence of the Borrowing Base Commencement Date, (ii) on or before each March 1 and September 1 prior to the commencement of each Borrowing Base Period thereafter, and (iii) on or before the 30th day after Borrower or the Administrative Agent gives an Unscheduled Determination Notice, Borrower shall furnish to the Administrative Agent and each Lender a report (herein called a "Reserve Report") in form and substance satisfactory to Administrative Agent which Reserve Report shall be dated as of the first day of the month in which the Borrowing Base Commencement Date occurred, as of the next preceding December 31 or June 30, or as of the date of the Unscheduled Determination Notice, as the case may be, and shall review at least eighty percent (80%) of the Proved Reserves attributable to the Oil and Gas Interests of Borrower and its Subsidiaries, and set forth the Proved Reserves attributable to such Oil and Gas Interests and a projection of the rate of production and net income with respect to the Proved Reserves as of the date of such Reserve Report, all in accordance with the guidelines published by the Securities and Exchange Commission, and shall set forth such other information and data with respect to such Oil and Gas Interests as the Administrative Agent may reasonably request. The Initial Reserve Report and any subsequent Reserve Report to be submitted on or before any March 1 shall be prepared by Borrower and reviewed by Ryder Scott, Netherland, Sewell & Associates, Inc., or such other independent petroleum engineer acceptable to the Administrative Agent. Each Reserve Report to be submitted on or before any September 1 and each Reserve Report to be submitted following an Unscheduled Determination Notice shall be prepared by Borrower and shall provide the current status of the information set forth in the immediately preceding Reserve Report.

          (b) The "Borrowing Base" from time to time in effect hereunder shall be the maximum aggregate amount of credit which the Lenders have determined to be available pursuant to the Total Commitment. The determination of such maximum aggregate amount of credit shall be made by the Lenders, in the exercise of their sole discretion and in accordance with their respective customary practices and standards for oil and gas loans, which may include varying (from Lender to Lender) (i) assumptions regarding appropriate existing and projected pricing, (ii) assumptions modifying projected rates of future production and/or quantities of future production, (iii) considerations related to the projected cash requirements of Borrower and its Subsidiaries assumed to be provided from production of the Oil and Gas Interests including present and future debt service of Borrower and its Subsidiaries, general and administrative expenses and distributions in respect of equity and (iv) such other considerations as each Lender deems appropriate. In connection with the initial determination of the Borrowing Base following the Borrowing Base Commencement Date or any redetermination of the Borrowing Base, the Administrative Agent shall submit to the Lenders in writing, on or before the 35th day after the receipt by the Administrative Agent of each Reserve Report, the Administrative Agent's recommendation as to the Borrowing Base as of the Borrowing Base Commencement Date or the first day of the next succeeding Borrowing Base Period, as the case may be (each such date being a "Determination Date"). Each Lender shall submit to the Administrative Agent, in writing on or before the 10th day after receipt of the Administrative Agent's recommended Borrowing Base, such Lender's approval or disapproval of the Administrative Agent's recommended Borrowing Base and any such disapproval shall state the maximum Borrowing Base acceptable to such Lender for the applicable Borrowing Base Period. If the Administrative Agent has not received such notice from a Lender on or before the close of business on such 10th day, such Lender shall be deemed to have approved the Administrative Agent's recommended Borrowing Base. If by any Determination Date the Administrative Agent has not received the approval (actual or deemed) of all Lenders (in the case of the initial determination of the Borrowing Base), the Majority Lenders (if the Administrative Agent has recommended a decrease in the amount of the then existing Borrowing Base or that the then existing Borrowing Base remain unchanged) or the Super Majority Lenders (if the Administrative Agent has recommended an increase in the amount of then existing Borrowing Base) of the Borrowing Base recommended by the Administrative Agent, then for the applicable Borrowing Base Period the Borrowing Base shall be the lowest determination agreed to by all the Lenders, the Majority Lenders or the Super Majority Lenders, as the case may be. The Administrative Agent shall advise Borrower of the determination of each Borrowing Base by the Lenders by providing Borrower a Borrowing Base Notice within ten days after it is determined; provided that if, due to any failure by Borrower to submit in a timely manner any Reserve Report or other information required to be submitted by Borrower hereunder or, if requested in writing by the Administrative Agent, any additional information or data needed in connection with the determination or re-determination of the Borrowing Base or due to any other reason beyond the control of the Administrative Agent, the Administrative Agent does not provide a Borrowing Base Notice by the time described above, then, unless the Administrative Agent gives notice to Borrower of a new Borrowing Base, the Borrowing Base from the previous Borrowing Base Period shall be carried over into the new Borrowing Base Period until a Borrowing Base Notice is sent to Borrower by the Administrative Agent; which Borrowing Base Notice shall be sent to Borrower by the Administrative Agent within 30 days after the cessation or cure of the circumstances causing the Borrowing Base Notice to not be previously delivered in a timely manner, and the remainder of the procedures described in this Section 2.02 have been completed. Until the initial determination of the Borrowing Base after the Borrowing Base Commencement Date, the Borrowing Base shall be deemed to be equal to the Total Commitment then in effect. Notwithstanding the foregoing, if Borrower does not furnish a Reserve Report and such other information and data as the Administrative Agent may request, as required by this Section 2.02, the Administrative Agent and the Lenders may nonetheless determine or re-determine the Borrowing Base.

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

     SECTION 2.03  Borrowing Procedure for Loans.

          (a) In order to effect a Borrowing, Borrower shall submit a Borrowing Request in writing or by telecopy (or telephone notice promptly confirmed in writing or by telecopy) to the Administrative Agent, (i) in the case of a Eurodollar Rate Borrowing, not later than 11:00 a.m., Dallas, Texas time, three Business Days before the Borrowing Date specified in the Borrowing Request for such proposed Eurodollar Rate Borrowing and (ii) in the case of Base Rate Borrowing, not later than 11:00 a.m., Dallas, Texas time, on the Borrowing Date specified in the Borrowing Request for such proposed Base Rate Borrowing. Such Borrowing Request shall be irrevocable and shall in each case refer to this Credit Agreement and specify (w) whether the Borrowing then being requested is to be a Eurodollar Rate Borrowing, or a Base Rate Borrowing, or a combination thereof, (x) the Borrowing Date of such Borrowing (which shall be a Business Day), (y) the aggregate principal amount of such Borrowing and (z) in the case of a Eurodollar Rate Borrowing, the Interest Period with respect thereto. If no Interest Period with respect to any Eurodollar Rate Borrowing is specified in any such Borrowing Request, then Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the Lenders of any Borrowing Request given pursuant to this
     Section 2.03 and of each Lender's Commitment Percentage of the requested Borrowing by telecopy (or telephone notice promptly confirmed in writing or by telecopy).

          (b) No later than 2:00 p.m., Dallas, Texas time, on the Borrowing Date specified in each Borrowing Request, each Lender will make available to the Administrative Agent its Commitment Percentage of the Loans comprising the Borrowing requested to be made on such date, in Dollars and immediately available funds. Upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make the proceeds of each Borrowing so requested available to Borrower by crediting the amounts so received to a general deposit account maintained by Borrower with Bank of America, on the Borrowing Date or, if a Borrowing shall not occur on such Borrowing Date because any condition precedent specified in
     Article III shall not have been met, the Administrative Agent will return the amounts so received to the respective Lenders as soon as practicable. Each Borrowing shall be made by the Lenders pro rata in accordance with such Lender's Commitment Percentage of the Loans comprising such Borrowing. Unless the Administrative Agent shall have received notice from a Lender prior to any proposed Borrowing Date that such Lender will not make available to the Administrative Agent such Lender's Commitment Percentage of such Borrowing, the Administrative Agent may assume that such Lender has made its Commitment Percentage available to the Administrative Agent on such Borrowing Date in accordance with this Section 2.03(b) and the Administrative Agent, in reliance upon such assumption, may, but under no circumstances shall the Administrative Agent be obligated to, make available to Borrower on such Borrowing Date a corresponding amount. If and to the extent that such Lender shall not have made its Commitment Percentage of such Borrowing available to the Administrative Agent, (i) such Lender agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Administrative Agent at the Federal Funds Rate, and
     (ii) Borrower agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereof, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Administrative Agent at the rate applicable to the Borrowing of which such corresponding amount was a part. Upon such Lender's repayment to the Administrative Agent of such corresponding amount, such amount shall constitute such Lender's Commitment Percentage of such Borrowing for purposes of this Credit Agreement.

     SECTION 2.04  Minimum Amount and Maximum Number of Eurodollar Rate
Borrowings.

     All Borrowings, conversions, continuations, payments, prepayments and selections of Interest Periods under this Credit Agreement shall be made or selected so that, immediately after giving effect thereto, (a) the aggregate principal amount of all Loans comprising a single Eurodollar Rate Borrowing shall not be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (b) there shall be no more than eight Interest Periods in effect with respect to Eurodollar Rate Loans.

     SECTION 2.05  Issuing the Letters of Credit.

          (a) In order to effect the issuance of a Letter of Credit, Borrower shall submit a Borrowing Request and a Letter of Credit Application in writing by telecopy to the Administrative Agent (who shall promptly notify the Issuing Lender) not later than 12:00 noon, Dallas, Texas time, two Business Days before the date of issuance of such Letter of Credit. Each such Borrowing Request and Letter of Credit Application shall (i) be signed by Borrower, (ii) specify the Business Day on which such Letter of Credit is to be issued, and (iii) specify the availability for Letters of Credit under the Letter of Credit Commitment and the Available Commitment as of the date of issuance of such Letter of Credit and the expiration date of such Letter of Credit which shall not be later than the earlier of (A) 12 months from the date of issuance of such Letter of Credit and (B) the Maturity Date; provided that Borrower may request evergreen Letters of Credit that automatically renew for additional one year periods so long as the final expiration date thereof is on or before the Maturity Date.

          (b) Upon satisfaction of the applicable terms and conditions set forth in Article III, the Issuing Lender shall issue such Letter of Credit to the specified beneficiary not later than the close of business, Dallas, Texas time, on the date so specified. The Administrative Agent shall provide Borrower with a copy of each Letter of Credit so issued. Each such Letter of Credit shall (i) provide for the payment of drafts, presented for honor thereunder by the beneficiary in accordance with the terms thereof, at sight when accompanied by the documents described therein and (ii) unless otherwise agreed by the Issuing Lender and Borrower when such Letter of Credit is issued, be subject to the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version as may be in effect at the time of issuance).

          (c) Upon the issuance of each Letter of Credit, the Issuing Lender shall be deemed, without further action by any party hereto, to have sold to each other Lender, and each other Lender shall be deemed, without further action by any party hereto, to have purchased from the Issuing Lender, a participation, to the extent of such Lender's Commitment Percentage, in such Letter of Credit and the Letter of Credit Liabilities thereunder. If requested by the Issuing

     Lender, the other Lenders will execute any other documents reasonably requested by the Issuing Lender to evidence the purchase of such participation.

          (d) Upon the presentment of any draft for honor under any Letter of Credit by the beneficiary thereof which the Issuing Lender determines is in compliance with the conditions for payment thereunder, the Issuing Lender shall promptly notify Borrower and the Administrative Agent of the intended date of honor of such draft and Borrower hereby promises and agrees, at Borrower's option, to either (i) pay to the Administrative Agent for the account of the Issuing Lender, by 1:00 p.m., Dallas, Texas time, on the date payment is due as specified in such notice, the full amount of such draft in immediately available funds or (ii) request a Loan pursuant to the provisions of Section 2.01(a) and Section 2.03 in the full amount of such draft, which request shall specify that the Borrowing Date is to be the date payment is due under the Letter of Credit as specified in the Issuing Lender's notice. If Borrower fails timely to make such payment because a Loan cannot be made pursuant to Section 2.01(a) and Section 3.02, each Lender shall, notwithstanding any other provision of this Credit Agreement (including the occurrence and continuance of a Default or an Event of Default), make available to the Administrative Agent for the benefit of the Issuing Lender an amount equal to its Commitment Percentage of the presented draft on the day the Issuing Lender honors such draft. If such amount is not in fact made available to the Administrative Agent by such Lender on such date, such Lender shall pay to the Administrative Agent for the account of the Issuing Lender, on demand made by the Issuing Lender, in addition to such amount, interest on such amount at the Federal Funds Rate for each day that such amount is not so made available to the Administrative Agent by such Lender. In the event that a Loan cannot be made pursuant to the provisions of Section 2.01(a) and Section 3.02, and Borrower fails to pay directly the amount of the draft, then upon receipt by the Administrative Agent from the Lenders of the full amount of such draft, notwithstanding any other provision of this Credit Agreement (including the occurrence and continuance of a Default or an Event of Default) the full amount of such draft shall, automatically and without any action by Borrower, be deemed to have been a Base Rate Borrowing as of the date of payment of such draft. Nothing in this Section 2.05(d) or elsewhere in this Credit Agreement shall diminish Borrower's obligation under this Credit Agreement to provide the funds for the payment of any draft presented to, and duly honored by, the Issuing Lender under any Letter of Credit by either obtaining a Loan pursuant to the provisions of Section 2.01(a) and Section 3.02 or paying directly to the Administrative Agent for the benefit of the Issuing Lender and the other Lenders the amount of the draft, and the automatic funding of a Loan as provided in the immediately preceding sentence shall not constitute a cure or waiver of the Event of Default for failure to timely provide such funds.

          (e) In order to induce the issuance of Letters of Credit by the Issuing Lender and the purchase of participations therein by the other Lenders, Borrower agrees with the Administrative Agent, the Issuing Lender and the other Lenders that neither the Administrative Agent nor any Lender (including the Issuing Lender) shall be responsible or liable (except as provided in the following sentence) for, and Borrower's unconditional obligation to reimburse the Issuing Lender through the Administrative Agent for amounts paid by such Issuing Lender, as provided in Section 2.05(d), on account of drafts honored under Letters of Credit shall not be affected by, any circumstance, act or omission whatsoever (whether or not known to the Administrative Agent or any Lender (including the Issuing Lender)), other than a circumstance, act or omission resulting from the gross negligence or willful misconduct of the Issuing Lender in determining whether any draw under any Letter of Credit is in compliance with the conditions for the payment thereof. Borrower agrees that any action taken or omitted to be taken by the Administrative Agent or any Lender (including the Issuing Lender) under or in connection with any Letter of Credit or any related draft, document or property shall be binding on Borrower and shall not put the Administrative Agent or any Lender (including the Issuing Lender) under any resulting liability to Borrower, unless such action or omission is the result of the gross negligence or willful misconduct of the Administrative Agent or such Lender (including the Issuing Lender). Borrower hereby waives presentment for payment (except the presentment required by the terms of any Letter of Credit) and notice of dishonor, protest and notice of protest with respect to drafts honored under the Letters of Credit. The Issuing Lender agrees promptly to notify Borrower whenever a draft is presented under any Letter of Credit, but failure to so notify Borrower shall not in any way affect Borrower's obligations hereunder. Subject to Section 2.21, if while any Letter of Credit is outstanding, any law, executive order or regulation is enforced, adopted or interpreted by any public body, governmental agency or court of competent jurisdiction so as to affect any of Borrower's obligations or the compensation to the Issuing Lender or any Lender in respect of the Letters of Credit or the cost to the Issuing Lender or any Lender of establishing and/or maintaining the Letters of Credit (or any participation therein), the Issuing Lender or such Lender shall promptly notify Borrower thereof in writing in accordance with Section 2.15(c) or
     Section 2.19, and within ten Business Days after receipt by Borrower of the Issuing Lender's or such Lender's request (through the Administrative Agent) for reimbursement or indemnification or within 30 days after receipt of a notice in respect of Withholding Taxes under Section 2.19, accompanied by a certificate from the Issuing Lender or such Lender setting forth in reasonable detail the basis for such reimbursement or indemnification and the calculation thereof in accordance with Section 2.15(c) or Section 2.19, Borrower shall reimburse or indemnify the Issuing Lender or such Lender, as the case may be, with respect thereto so that the Issuing Lender or such Lender shall be in the same position as if there had been no such enforcement, adoption or interpretation. The foregoing agreement of Borrower to reimburse or indemnify the Issuing Lender and each Lender shall apply in (but shall not be limited to) the following situations: an imposition of or change in reserve, capital maintenance or other similar requirements or in excise or similar taxes or monetary restraints, except a change in franchise taxes imposed on the Issuing Lender or such Lender or in tax on the net income of the Issuing Lender or such Lender; provided that Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section 2.05(e) for any of the foregoing items incurred more than 180 days (plus any period of retroactivity in the application of such items that is greater than 180 days) prior to the date that such Lender or the Issuing Lender, as the case may be, notifies Borrower of the imposition or change giving rise thereto and of such Lender's or the Issuing Lender's intention to claim compensation therefor.

          (f) In the event that any provision of a Letter of Credit Application is inconsistent with, or in conflict of, any provision of this Credit Agreement, including provisions for the rate of interest applicable to drawings thereunder or rights of setoff or any representations, warranties, covenants or any events of default set forth therein, the provisions of this Credit Agreement shall govern.

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

     SECTION 2.06  Conversions or Continuation of Borrowings .

          (a) Subject to the other provisions of this Credit Agreement, Borrower may elect from time to time to convert (i) all or any part of Eurodollar Rate Loans which comprise part of the same Eurodollar Rate Borrowing to a Borrowing comprised of Base Rate Loans, and (ii) all or any part of Base Rate Loans which comprise part of the same Borrowing to a Borrowing comprised of Eurodollar Rate Loans, provided that any such conversion of Loans comprising a Eurodollar Rate Borrowing shall only be made on the last day of an Interest Period with respect thereto. All or any part of a Borrowing may be converted as provided herein, provided that no Borrowing may be converted into a Eurodollar Rate Borrowing when any Default or Event of Default has occurred and is continuing.

          (b) Any Eurodollar Rate Borrowing may be continued as such effective upon the expiration of the Interest Period with respect thereto; provided that no Eurodollar Rate Borrowing may be continued as such when any Default or Event of Default has occurred and is continuing, but in such event shall be automatically converted to an Base Rate Borrowing on the last day of the then current Interest Period with respect thereto.

          (c) In order to elect to convert or continue a Borrowing, or any portion thereof, under this Section 2.06, Borrower shall deliver an irrevocable Notice of Conversion or Continuation to the Administrative Agent not later than 11:00 a.m., Dallas, Texas time, (i) three Business Days in advance of the proposed conversion or continuation date in the case of a conversion to, or continuation of, a Eurodollar Rate Borrowing and
     (ii) on the proposed conversion date in the case of a conversion to a Base Rate Borrowing. Each such Notice of Conversion or Continuation shall be by telecopy (confirmed thereafter by a delivery of the original of such Notice of Conversion or Continuation by United States mail or a reputable courier) and shall specify (v) the date of the requested conversion or continuation (which shall be a Business Day), (w) the amount of the Borrowing to be converted or continued, (y) whether a conversion or continuation is requested, and, if a conversion, into what Type of Borrowing and (z) in the case of a conversion to, or a continuation of, a Eurodollar Rate Borrowing, the requested Interest Period. Promptly after receipt of a Notice of Conversion or Continuation under this Section 2.06, the Administrative Agent shall notify each Lender thereof.

          (d) No Borrowing, or any portion thereof, may be converted into a Eurodollar Rate Borrowing if, after giving effect to such conversion, there would be more than eight Interest Periods outstanding at such time.

          (e) If Borrower shall fail to deliver a timely Notice of Conversion or Continuation with respect to any Eurodollar Rate Borrowing, Borrower shall be deemed to have elected to convert such Eurodollar Rate Borrowing to a Base Rate Borrowing on the last day of the Interest Period with respect to such Eurodollar Rate Borrowing.

          (f) For purposes of this Section 2.06, Borrowings having different Interest Periods, regardless of whether they commence on the same date or are of the same Type shall be considered different Borrowings.

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

     SECTION 207  Fees.

          (a) Borrower shall pay to the Administrative Agent for the account of each Lender a commitment fee accruing from the Effective Date to the Maturity Date, computed for each day at a rate per annum equal to the Applicable Rate (for the "Commitment Fee") times such Lender's Commitment Percentage of (i) the Available Commitment minus (ii) the Facility Usage on such day. Such commitment fees shall be payable on the last Business Day of each calendar quarter and on the earlier of the date the Total Commitment is terminated in its entirety or the Maturity Date.

          (b) Borrower agrees to pay (i) to the Administrative Agent for account of each Lender a Letter of Credit fee for its participation in each Letter of Credit, from the date of issuance thereof to the date on which such Letter of Credit expires or is terminated, computed for each day at a rate per annum equal to the Applicable Rate times such Lender's Commitment Percentage of the amount available to be drawn under such Letter of Credit, and (ii) to the Issuing Lender as a fronting fee for the issuance of each Letter of Credit issued by it, in an amount equal to one-eighth of one percent (.125%) per annum of the face amount of each Letter of Credit from the date of issuance thereof to the date on which such Letter of Credit expires or is terminated. All such Letter of Credit fees shall be payable quarterly in arrears on the last Business Day of each calendar quarter.

          (c) Borrower shall pay when due to the Administrative Agent and the Arranger such other fees as shall have been separately agreed by the Administrative Agent, the Arranger and Borrower in writing, including pursuant to the Fee Letter.

          (d) Subject to Section 9.07, all computations of fees hereunder shall be calculated on the basis of a year of 360 days and the actual number of days elapsed.

     SECTION 2.08 Evidence of Debt . The Loans and other credit extensions made hereunder by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of Loans and other credit extensions made by the Lenders to Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligations of Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of such Lender shall control. Upon the request of any Lender made through the Administrative Agent, such Lender's Loans may be evidenced by a Note in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of the applicable Loans and payments with respect thereto.

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

     SECTION 2.09  Interest on Loans and Payment Dates.

          (a) Subject to the provisions of Section 2.10 and Section 9.07, the Loans shall bear interest as follows:

               (i) The Loans comprising each Eurodollar Rate Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the lesser of (i) the Highest Lawful Rate and (ii) the Eurodollar Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate with respect to such Eurodollar Rate Loans.

               (ii) The Loans comprising each Base Rate Borrowing shall bear interest at a rate per annum equal to the lesser of (i) the Highest Lawful Rate and (ii) the Base Rate plus the Applicable Rate with respect to such Base Rate Loans (if the Base Rate is based on the "prime rate" of Bank of America, computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be; if the Base Rate is based on the Federal Funds Rate, computed on the basis of the actual number of days elapsed over a year of 360 days).

          (b) Interest on each Loan or other amount owing hereunder shall be payable by Borrower (i) in respect of each Loan comprising part of a Base Rate Borrowing, quarterly in arrears on the last Business Day of each calendar quarter, (ii) in respect of each Loan comprising part of a Eurodollar Rate Borrowing, on the last day of the Interest Period applicable to such Eurodollar Rate Borrowing, and, in the case of an Interest Period for Eurodollar Rate Borrowings of six months, on the date occurring three months from the first day of such Interest Period, (iii) in respect of each Loan or other amount owing hereunder accruing interest at the Default Rate, on demand and (iv) in respect of all Loans, on the date of any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after maturity, on demand.

          (c) Interest in respect of the unpaid principal amount of each Loan shall accrue from (and including) the date of the making of such Loan to (but not including) the date on which such Loan shall be paid in full.

          (d) The Administrative Agent shall, upon determining a Eurodollar Rate for any Interest Period, promptly notify Borrower and the Lenders thereof.

     SECTION 2.10 Default Rate . If Borrower shall fail to pay any principal of, or interest on, any Loan, any Letter of Credit Liabilities or any other amount payable by Borrower when due hereunder, Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount from the date due up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (the "Default Rate") equal to the lesser of (a) the sum of (i) with respect to Eurodollar Rate Loans, 2% per annum plus the applicable Eurodollar Rate then in effect plus the Applicable Rate until the expiration of the applicable Interest Period and
(ii) with respect to Base Rate Loans and with respect to Eurodollar Rate Loans after the expiration of the applicable Interest Period (and also with respect to amounts owing other than Loans), 2% plus the Base Rate as in effect from time to time plus the Applicable Rate, in each case calculated as provided in Section 2.09(a), or (b) the Highest Lawful Rate.

     SECTION 2.11 Voluntary Termination and Reduction of the Total Commitment; Increase of the Total Commitment.

          (a) Subject to Section 2.13, Borrower may permanently terminate, or from time to time in part permanently reduce, the Total Commitment upon at least five Business Days' prior irrevocable written or telecopy notice (or telephone notice promptly confirmed in writing) to the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each of the Lenders). Such notice shall specify the date and the amount of the termination or reduction of the Total Commitment. Each partial reduction of the Total Commitment shall be in a minimum aggregate principal amount of $5,000,000 and in integral multiples of $1,000,000.

          (b) So long as no Default has occurred and is continuing, Borrower may request from time to time, subject to the terms and conditions hereinafter set forth, that the Total Commitment be increased. Any such request shall be made by written notice to the Administrative Agent; provided that any such notice must be given no later than 30 days prior to the Maturity Date. Each such notice (a "Notice of Commitment Increase") shall be in the form of Exhibit F and specify therein:

             (i) the proposed effective date of such increase, which date (the requested "Increase Effective Date") shall be no earlier than five Business Days after receipt by the Administrative Agent of such notice;

            (ii) the amount of the requested increase; provided that (A) such increase must be at least $25,000,000, and (B) after giving effect to such requested increase, the Total Commitment shall not exceed $450,000,000;

          (iii) the identity of each of the then Lenders, if any, which has agreed with Borrower to increase its Commitment in an amount such that its Commitment Percentage after giving effect to such requested increase will be the same or greater than its Commitment Percentage prior to giving effect to such requested increase (each such Lender being an "Increasing Lender"), each of the other then Lenders, if any, which has agreed to increase its Commitment in an amount such that its Commitment Percentage after giving effect to such a requested increase will be less than its Commitment Percentage prior to giving effect to such requested increase (each such Lender being a "Partially Increasing Lender") and the identity of each financial institution not already a Lender, if any, which has agreed with Borrower to become a Lender to effect such requested increase in the Total Commitment (each such financial institution shall be an Eligible Assignee and each such financial institution being a "New Lender" and each of the other then Lenders, if any, which has not agreed to increase its Commitment being a "Reducing Lender"); and

             (iv) the amount of the respective Commitments of the then existing Lenders and such New Lenders from and after the effective date of such increase.

     (c)  On or before each Increase Effective Date:

             (i) Borrower, each Increasing Lender, each Partially Increasing Lender and each New Lender shall execute and deliver to the Administrative Agent for its acceptance, as to form, documentation embodying the provisions of the Notice of Commitment Increase relating to the increase in the Total Commitment to be effected on such Increase Effective Date; and

            (ii) upon acceptance of such documentation by the Administrative Agent, which acceptance shall not be unreasonably withheld, and so long as no Default has occurred and is continuing, (A) the Administrative Agent shall give prompt notice of such acceptance to each Lender (including each New Lender), (B) it shall become effective, and each Increasing Lender's, Partially Increasing Lender's and New Lender's Commitment shall be increased to or established at the amount specified therein, on such Increase Effective Date and (C) the Administrative Agent shall record each New Lender's information in the Register.

     (d)  On each Increase Effective Date:

             (i) each New Lender and each Increasing Lender shall, by wire transfer of immediately available funds, deliver to the Administrative Agent such Lenders' New Funds Amount for such Increase Effective Date, which amount, for each such Lender, shall constitute Loans made by such Lender to Borrower pursuant to Section 2.01 on such Increase Effective Date; and

            (ii) the Administrative Agent shall, by wire transfer of immediately available funds, pay to each Reducing Lender and to each Partially Increasing Lender its Reduction Amount for such Increase Effective Date, which amount, for each such Lender, shall constitute a prepayment by Borrower pursuant to
                   Section 2.12, ratably in accordance with the respective principal amounts thereof, of the principal amounts of all then outstanding Loans of such Lender.

     The Administrative Agent shall record each New Lender's, each Increasing Lender's and each Partially Increasing Lender's information in the Register. Also effective as of each Increase Effective Date, each New Lender and each Increasing Lender shall be deemed to have purchased and had transferred to it, and each Reducing Lender and each Partially Increasing Lender shall be deemed to have sold and transferred as provided in Section 2.05(c) to such New Lenders and Increasing Lenders, such undivided interest and participation in such Reducing Lender's and such Partially Increasing Lender's interest and participation in all then outstanding Letters of Credit, to the extent necessary so that such undivided interests and participations of all Lenders (including each new Lender) shall accord with their respective Commitment Percentages after giving effect to the increase in the Total Commitment on such Increase Effective Date.

     SECTION 2.12  Voluntary Prepayment of Loans.

          (a) Borrower shall have the right at any time and from time to time to prepay the Loans, in whole or in part, (i) in the case of Eurodollar Rate Loans upon at least three Business Days' prior written or telecopy notice (or telephone notice promptly confirmed in writing) to the Administrative Agent; provided that in the event Borrower prepays Eurodollar Rate Loans in whole or in part on a day which is not the last day of the Interest Period applicable thereto, the provisions of Section
     2.17 shall apply, or (ii) in the case of a Base Rate Loan, upon at least one Business Day's prior written or telecopy notice (or telephone notice promptly confirmed in writing) to the Administrative Agent; provided that each such partial prepayment shall be in a minimum principal amount of $1,000,000 and in integral multiples of $1,000,000 (or a lesser amount equal to the sum of the aggregate principal amount of all Loans outstanding).

          (b) Each notice of prepayment under Section 2.12(a) above shall (i) specify the prepayment date, the principal amount of such prepayment, which Loans are to be prepaid, and in the case of Loans comprising Eurodollar Rate Borrowings, the specific Borrowing(s) pursuant to which such Loans were made and the Interest Period applicable thereto, (ii) be irrevocable and (iii) commit Borrower to prepay such Loans by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall be subject to Section 2.17 (as to prepayments of Eurodollar Rate Loans), but otherwise without premium or penalty. All prepayments of Eurodollar Rate Loans under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

     SECTION 2.13  Mandatory Prepayments; Borrowing Base Deficiency.

          (a) Borrower shall from time to time prepay the Loans and/or cause Letters of Credit to be canceled, terminated or otherwise supported to the satisfaction of the Administrative Agent in such amounts as shall be necessary so that at all times the Facility Usage shall not be in excess of the Total Commitment, as reduced from time to time pursuant hereto.

          (b) In the event that, after the Borrowing Base Commencement Date has occurred, the Facility Usage ever exceeds the Borrowing Base as then in effect, Borrower shall, at its election, either (i) make mandatory prepayments on Loans (together with accrued interest on the principal amount of the Loans so prepaid to the date of prepayment), cause Letters of Credit to be canceled, terminated or otherwise supported to the satisfaction of the Administrative Agent in equal monthly installments so that such excess is eliminated in not more than six months (commencing no later than 30 days after the date such excess occurs), or (ii) prepay (no later than 30 days after the date such excess occurs) the principal of the Loans (together with accrued interest on the principal amount of the Loans so prepaid to the date of prepayment), cause Letters of Credit to be canceled, terminated or otherwise supported to the satisfaction of the Administrative Agent in an aggregate amount equal to such excess, or (iii) add (no later than 60 days after the date such excess occurs) to the Oil and Gas Interests covered by the Reserve Reports, additional Oil and Gas Interests of a value, as determined by the Administrative Agent and approved by the Majority Lenders, equal to or exceeding such excess. Borrower shall give prompt written notice to the Administrative Agent of each election made by it pursuant to this Section 2.13(b). If Borrower shall fail to give notice to the Administrative Agent as aforesaid, Borrower shall be deemed to have elected to prepay the Loans, cause Letters of Credit to be canceled, terminated or otherwise supported to the satisfaction of the Administrative Agent in accordance with clause (ii) of the first sentence of this Section 2.13(b).

          (c) With respect to each payment of principal required to be made pursuant to this Section 2.13, Borrower may designate, by written notice to the Administrative Agent on or before the date of such payment, the Types of Loans which are to be paid and, in the case of Eurodollar Rate Loans, the specific Eurodollar Rate Borrowing(s) pursuant to which made and the Interest Periods applicable thereto, provided that (i) payments of Eurodollar Rate Loans may only be made on the last day of an Interest Period applicable thereto unless all Base Rate Loans have been paid in full; and (ii) if any payment of Eurodollar Rate Loans made pursuant to a single Eurodollar Rate Borrowing shall reduce the outstanding Loans made pursuant to such Eurodollar Rate Borrowing to an amount less than $5,000,000, such Eurodollar Rate Borrowing shall immediately be converted into Base Rate Loans. In the absence of a designation by Borrower as described in the preceding sentence, the Administrative Agent shall apply the amount of such payment first to the payment of the outstanding Base Rate Loans and second to the payment of the outstanding Eurodollar Rate Loans.

     SECTION 2.14 Alternate Rate of Interest. In the event, and on each occasion, that on the day three Business Days prior to the commencement of any Interest Period for a Eurodollar Rate Borrowing, the Administrative Agent shall have reasonably determined (which determination shall be final and binding upon Borrower) that (a) Dollar deposits in the principal amounts of the relevant Eurodollar Rate Loans comprising such Eurodollar Rate Borrowing are not generally available in the London interbank eurodollar market, (b) by reason of any changes arising after the date of this Credit Agreement affecting the London interbank eurodollar market, adequate and fair means do not exist for ascertaining the Eurodollar Rate on the basis provided for in the definition of the Eurodollar Rate, or (c) by reason of any other circumstance affecting a Lender or the London interbank eurodollar market or the position of a Lender in such market, the Eurodollar Rate will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Rate Loan during such Interest Period and such unreflected cost is not paid by Borrower pursuant to
Section 2.15(a), the Administrative Agent shall, as soon as practicable thereafter, give written notice of such determination to Borrower and the Lenders. In the event of any such determination, any request by Borrower for a Eurodollar Rate Borrowing pursuant to Section 2.03 or Section 2.06 shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Borrowing comprised of Base Rate Loans.

     SECTION 2.15  Change in Circumstances.

          (a) Notwithstanding any other provision herein but subject to Section 2.21, if after the Effective Date the introduction of any applicable law or regulation or any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender with any applicable guideline or request from any central bank or Governmental Authority (whether or not having the force of law) (i) shall change the basis of taxation of payments to any Lender, of the principal of or interest on any Loan made by such Lender or shall change the basis of taxation of any other fees or amounts payable hereunder (other than changes in the rate of tax imposed on the overall net income of, including penalties and interest in respect thereof, or franchise taxes based on the net income of, such Lender or its Lending Office), (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or (iii) shall impose on any Lender or the London interbank eurodollar market any other condition affecting this Credit Agreement or any Eurodollar Rate Loan made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing, converting, or maintaining any Eurodollar Rate Loan or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed in good faith by such Lender to be material (provided that the foregoing shall not apply to increases resulting from general increases in interest rates or general increases in such Lender's administrative expenses or overhead), then Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reductions suffered in accordance with
     Section 2.15(c). Notwithstanding the foregoing, in no event shall any Lender be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate.

          (b) If any Lender shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards" or the adoption or effectiveness after the Effective Date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing, or any change in the interpretation or administration in any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or its Lending Office) or such Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, as a consequence of its obligations under this Credit Agreement to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed in good faith by such Lender to be material, then such Lender shall promptly notify Borrower in writing of the occurrence of any such event, such notice to state in reasonable detail the reasons therefor and the additional amount required to compensate such Lender for the reduction in its rate of return and Borrower and such Lender or (as the case may be) the Administrative Agent shall thereafter attempt to negotiate in good faith, within 30 days of the day on which Borrower receives such notice, an adjustment payable hereunder that will adequately compensate such Lender or the Administrative Agent in light of these circumstances. If Borrower and such Lender or the Administrative Agent are unable to agree to such adjustment within 30 days of the date on which Borrower receives such notice, then Borrower shall pay, subject to Section 2.21, to such Lender or the Administrative Agent, as the case may be, an amount that will, in such Lender's or the Administrative Agent's reasonable determination, provided adequate compensation to such Lender or such Lender's holding company (or the Administrative Agent or the Administrative Agent's holding company, as the case may be) for any such reduction in accordance with Section 2.15(c). Notwithstanding the foregoing, in no event shall any Lender be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate.

          (c)  Any Lender requesting compensation pursuant to Section 2.15(a) or
     Section 2.15(b) shall deliver to Borrower a certificate of such Lender setting forth in reasonable detail such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in Sections 2.15(a) or Section 2.15(b), as the case may be, such certificate to state, in reasonable detail, the reasons therefor, and such certificate shall, in the absence of manifest error, be conclusive and binding on Borrower. In preparing such certificate, such Lender may employ such assumptions and allocations of costs and expenses as it shall in good faith deem reasonable and may be determined by any reasonable averaging and attribution method; provided that Borrower shall not be required to compensate a Lender pursuant to this Section 2.15 for any of the foregoing items incurred more than 180 days (plus any period of retroactivity in the application of such items that is greater than 180 days) prior to the date that such Lender notifies Borrower of the imposition or change giving rise thereto and of such Lender's intention to claim compensation therefor. Borrower shall pay to such Lender the amount shown as due on any such certificate within 30 Business Days after Borrower's receipt of the same. Any decision by a Lender not to require payment of any interest, cost or other amount payable under this Section 2.15 or to calculate any amount payable by a particular method, on one occasion, shall in no way limit or be deemed a waiver of such Lender's right to require full payment of any interest, cost or other amount payable hereunder, or to calculate any amount payable by another method, on any other or subsequent occasion.

     SECTION 2.16  Change in Legality.

          (a) Notwithstanding any other provision herein contained to the contrary, if (x) any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender or its Lending Office to make or maintain its Commitment Percentage of any Eurodollar Rate Borrowing or to give effect to its obligations as contemplated hereby with respect to its Commitment Percentage of any Eurodollar Rate Borrowing, or (y) at any time the Majority Lenders reasonably determine the making or continuance of any Lender's Eurodollar Rate Loans comprising a portion of any Eurodollar Rate Borrowing has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank eurodollar market, then, and in any such event, such Lender shall, promptly after making such determination, give written or telecopy notice (or by telephone promptly confirmed in writing) to Borrower and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders); provided that before giving any such notice, such Lender shall use reasonable good faith efforts to designate a different Lending Office to make or maintain its Eurodollar Rate Loans if such designation will avoid the need to suspend such Lender's obligations to make or maintain Eurodollar Rate Loans and will not be otherwise disadvantageous to such Lender. Thereafter each such affected Lender may (i) declare that such affected Lender will no longer make Eurodollar Rate Loans (subject to Section 2.16(b)) whereupon any request by Borrower for a Eurodollar Rate Borrowing shall, as to such Lender only, be deemed a request for a Base Rate Loan; and (ii) require that all outstanding Eurodollar Rate Loans made by such affected Lender(s) be converted into Base Rate Loans at the end of the applicable Interest Period or such earlier time as may be required by applicable Requirements of Law, in each case by giving the Administrative Agent written or telecopy notice (or by telephone promptly confirmed in writing) thereof (which notice, in the case of subclause (ii) above shall specify which affected Eurodollar Rate Loans are to be converted); provided that all Lenders whose Eurodollar Rate Loans are affected by the circumstances described above shall be treated in the same manner.

          (b) In the event any Lender shall exercise its rights under (a) above, all payments of principal which would otherwise have been applied to repay the Eurodollar Rate Loans that would have been made, converted or continued by such Lender or the converted Eurodollar Rate Loans of such Lender shall instead be applied to repay the Base Rate Loans made by the Lender in lieu of, or resulting from the conversion of, such affected Eurodollar Rate Loans.

          SECTION 2.17 Funding Losses. Without duplication of other provisions contained herein, Borrower shall indemnify each Lender against any loss (excluding loss of anticipated profits) or reasonable expense which such Lender may sustain or incur as a consequence of (a) any failure by Borrower to fulfill on the Borrowing Date for any Borrowing hereunder the applicable conditions set forth in Article III, (b) any failure by Borrower to borrow hereunder after a Borrowing Request pursuant to this Article II has been given, (c) any failure by Borrower to convert or continue a Borrowing hereunder after a Notice of Conversion or Continuation pursuant to this
     Article II has been given, (d) any payment, prepayment, continuance, or conversion of a Eurodollar Rate Borrowing required or permitted by any other provision of this

     Credit Agreement including, without limitation, payments made due to the acceleration of the maturity of the Obligations pursuant to Section 7.01, or otherwise made on a date other than the last day of the applicable Interest Period, or (e) any default in the payment or prepayment of the principal amount of any Eurodollar Rate Borrowing or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise) including, but not limited to, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Lender's Commitment Percentage of any Eurodollar Rate Borrowing or any part thereof as a Eurodollar Rate Borrowing. Such loss or reasonable expense shall include, without limitation, an amount equal to the excess, if any, as reasonably determined by such Lender of (i) its cost of obtaining the funds for its Commitment Percentage of the Eurodollar Rate Borrowing being paid, prepaid or converted or not borrowed (based on the Eurodollar Rate applicable thereto) for the period from the date of such payment, prepayment, continuance or conversion or failure to borrow to the last day of the Interest Period for such Eurodollar Rate Loan (or, in the case of a failure to borrow, the Interest Period for the Eurodollar Rate Loan, as the case may be, which would have commenced on the date of such failure to borrow) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, continued or converted or not borrowed for such period or Interest Period, as the case may be, provided that such Lender will use its best efforts to reemploy funds in investments of similar quality. A certificate of such Lender signed by an officer setting forth in reasonable detail any amount or amounts which such Lender is entitled to receive pursuant to this
     Section 2.17 shall be delivered to Borrower, and Borrower shall pay to such Lender the amount shown as due on any certificate within 30 Business Days after its receipt of the same. Notwithstanding the foregoing, in no event shall any Lender be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate. Without prejudice to the survival of any other obligations of Borrower hereunder, the obligations of Borrower under this Section 2.17 shall survive the date of termination of this Credit Agreement and the payment in full of the Obligations for a period of 60 days.

     SECTION 2.18  Method of Payments; Pro Rata Treatment.

          (a) Borrower shall make each payment of principal, interest, Letter of Credit Liabilities and other amounts to be made by Borrower hereunder and under any Notes delivered hereunder not later than 1:00 p.m., Dallas, Texas time, on the day when due in lawful money of the United States (in freely transferable Dollars) to the Administrative Agent for the account of the Lenders entitled thereto at the Administrative Agent's address referred to in Section 9.02 in immediately available funds and without setoff, deduction or counterclaim, and any funds received by the Administrative Agent after such time shall, for all purposes hereof (including the following sentence), be deemed to have been paid on the next succeeding Business Day. Except as otherwise specifically provided herein, the Administrative Agent shall thereafter cause to be distributed on the date of receipt thereof to each Lender in like funds its Sharing Percentage (or, if the Loan of such Lender with respect to which such payment is being made is not of the same Type as the Loans of the other Lenders with respect to which such payment is being made, such Lender's appropriate share) of the payments so received for the account of such Lender's Lending Office for the Loan or other Obligation in respect of which such payment is made.

          (b) Except as otherwise provided herein, (i) each Borrowing hereunder shall be obtained from the Lenders, each payment of fees shall be paid for the account of the Lenders and each partial reduction of the Total Commitment under Section 2.11 shall be applied to the Commitments of the Lenders, in each case simultaneously and pro rata in accordance with each Lender's Commitment Percentage, (ii) each conversion of a Borrowing comprised of Loans of a particular Type shall be made pro rata among the Lenders according to their respective Commitment Percentage of such Borrowing and (iii) each payment and prepayment of principal of or interest on any Loans or Letter of Credit Liabilities will be made to the Administrative Agent for the account of each of the Lenders simultaneously and pro rata in accordance with their respective Sharing Percentage of unpaid principal amounts of such Loans or Letter of Credit Liabilities.

          (c) Whenever any payment hereunder or under any Notes (including principal of or interest on any Loan or Letter of Credit Liability or any fees or other amounts), shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, fee or other amount, as the case may be; provided that, if such extension would cause payment of interest on or principal of a Eurodollar Rate Loan to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

     SECTION 2.19  Taxes.

               (a) All payments of principal, interest, expenses, reimbursements, compensation, commitment, arrangement or administration fees and any other amount from time to time due hereunder, under any Notes or any other Loan Document made by Borrower shall be made free and clear of and without deduction for any present or future tax, levy, impost or any other charge, if any, of any nature whatsoever now or hereafter imposed by any Governmental Authority, excluding, however, in the case of the Administrative Agent and each Lender, any such taxes, levies, costs or charges imposed on or measured by the gross receipts, capital or overall net income of the Administrative Agent or such Lender or such Lender's Lending Office by any jurisdiction in which the Administrative Agent or such Lender or such Lender's Lending Office is located (all such non- excluded taxes, levies, costs, imposts, deductions, charges or withholdings being herein called "Withholding Taxes"). If any Withholding Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Notes, and if such withholding does not result from the breach by such Lender of its agreement set forth in Section 2.19(b) or would not be required if such Lender's representation and warranty set forth in Section 2.19(c) were true, then to the extent that any such Withholding Taxes are a liability of, or credited to, the account of Borrower, Borrower shall pay to the Administrative Agent or such Lender, on the date of each such payment, such additional amounts as may be necessary in order that the net amounts received by the Administrative Lender or such Lender after such deduction or withholding shall equal the amounts which would have been received if such deduction or withholding were not required; provided that all amounts payable under this Section
          2.19 which constitute interest under applicable law shall not exceed an amount which would result in the payment of interest at a rate in excess of the Highest Lawful Rate. Whenever any Withholding Taxes are withheld by Borrower as aforesaid, as promptly as possible thereafter, Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by Borrower showing payment thereof. If Borrower fails to pay any Withholding Taxes so withheld by it when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section 2.19 shall survive the termination of this Credit Agreement and the payment of any Notes and all other Obligations for a period of 60 days.

               (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (including each Eligible Assignee that becomes a party to this Credit Agreement pursuant to
          Section 2.11 or Section 9.10) that is entitled to receive payments under this Credit Agreement and any Notes without deduction or withholding of any United States federal income taxes agrees that, prior to the first date on which any payment is due to it hereunder, it will deliver to Borrower and the Administrative Agent, as the case may be, two duly completed copies of IRS Form W-

          8BEN or W8ECI, or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Credit Agreement and any Notes payable to it, without deduction or withholding of any United States federal income taxes. Each Lender which delivers to Borrower and the Administrative Agent a Form W-8BEN or W8ECI, or successor applicable form, pursuant to the preceding sentence further undertakes to deliver to Borrower and the Administrative Agent two further copies of Form W-8BEN or W8ECI, or successor applicable form, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrower, and such extensions or renewals thereof as may reasonably be requested by Borrower, certifying that such Lender is entitled to receive payments under this Credit Agreement without deduction or withholding of any United States federal income taxes, unless in any such case an event (including, without limitation, any change in any Requirement of Law) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

               (c) Each Lender (including each Eligible Assignee that becomes a party to this Credit Agreement pursuant to Section 2.11 or Section 9.10) represents and warrants to Borrower that each Lending Office of such Lender hereunder will be entitled to receive payments of principal of, and interest on, the Loans made by such Lender from such Lending Office without withholding or deduction for or on account of any United States federal income taxes.

     SECTION 2.20 Sharing of Payments and Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff to the extent not prohibited under Section 9.05, or counterclaim against Borrower, including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by similar means, obtain payment (voluntary or involuntary) in respect of any Loan or any Letter of Credit Liability (other than pursuant to Section 2.15, Section 2.17 or Section 2.19) as a result of which the unpaid principal portion of its Loans and Letter of Credit Liabilities shall be proportionately less than the unpaid principal portion of the Loans and Letter of Credit Liabilities of any other Lender, it shall simultaneously purchase from such other Lenders at face value a participation in the Loans and Letter of Credit Liabilities of such other Lenders, so that the aggregate unpaid principal amount of Loans and Letter of Credit Liabilities and participations in Loans and Letter of Credit Liabilities held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and Letter of Credit Liabilities then outstanding as the principal amount of its Loans and Letter of Credit Liabilities prior to such exercise of banker's lien, setoff, counterclaim or other event was to the principal amount of all Loans and Letter of Credit Liabilities outstanding prior to such exercise of banker's lien, setoff pursuant to Section 9.05, counterclaim or other event, provided that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.20 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in any Loans or Letter of Credit Liabilities deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by Borrower to such Lender as fully as if such Lender had made a Loan directly to such Borrower in the amount of such participation.

     SECTION 2.21  Limitation on Reimbursement; Mitigation.

          (a) Notwithstanding the provisions of Section 2.15, if any Lender fails to give notice to Borrower of any event that would obligate Borrower to pay any amount owing pursuant to Section 2.15 within 30 days after such Lender obtains knowledge of such event, and subsequently gives notice to Borrower of such event, Borrower shall pay only such amounts for costs incurred for the 90 day immediately prior to such notice.

          (b)  Any Lender claiming any additional amounts payable pursuant to
     Section 2.15 or Section 2.19 or any Lender subject to Section 2.14 or
     Section 2.16 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Lending Office for the Loans, if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue under Section 2.15 or Section 2.19 or would avoid the unavailability of Eurodollar Rate Loans under Section 2.14 or
     Section 2.16 and would not, in any such case, in the judgment of such Lender, be otherwise disadvantageous.

     SECTION 2.22 Replacement of Lenders. If any Lender (an "Affected Lender") shall have (a) failed to fund any Loan that such Lender is obligated to fund hereunder and such failure has not been cured, (b) requested compensation from Borrower under Section 2.15 or Section 2.19 to recover costs or taxes incurred by such Lender which are not being incurred generally by the other Lenders, or
(c) given notice pursuant to Section 2.14 or Section 2.16 that such Lender has suspended Borrower's right to elect Eurodollar Rate Loans from such Lender for reasons not generally applicable to the other Lenders then, in any such case and in addition to any other rights or remedies available to Borrower, Borrower may give written notice to such Affected Lender of the occurrence of an event set forth in clauses (a), (b), or (c) of this Section 2.22, and during the 60 day period following such notice, Borrower may make written demand on such Affected Lender (with a copy to the Administrative Agent and each other Lender), for such Affected Lender to assign to one or more Eligible Assignees (a "Replacement Lender"), all of such Affected Lender's rights and obligations under this Credit Agreement and the other Loan Documents (including such Affected Lender's Commitment and all Loans and Letter of Credit Liabilities owing to such Affected Lender), provided that such assignment shall be consummated in accordance with and shall be subject to the terms of Section 2.17 and Section 9.10. Pursuant to
Section 9.10, upon any such assignment, such Affected Lender shall cease to be a party hereto, provided that such Affected Lender shall continue to be entitled to the benefits of Section 2.15, Section 2.17, Section 2.19 and Section 7.03 accruing with respect to such Affected Lender prior to such assignment, as well as any fees accrued for its account and not yet paid and breakage costs incurred by such Affected Lender in connection with any such assignment. If an Eligible Assignee cannot be obtained within the 60 day period following said notice to the Affected Lender, to assume the Commitment of such Affected Lender, and provided that no Default or Event of Default shall have occurred and be continuing, then Borrower may prepay immediately (subject to the provisions of Section 2.17) all Loans of such Affected Lender, provide cash collateral for the participation interest of such Affected Lender in all Letter of Credit Liabilities, and terminate such Affected Lender's entire Commitment hereunder; provided that in the event Borrower makes any prepayment pursuant to this sentence, then on the date of such prepayment, the Total Commitment shall be permanently reduced by the amount of such Affected Lender's Commitments and the Commitment Percentage of each other Lender shall be redetermined based upon the amount each such other Lender's Commitment is of the Total Commitment as so reduced.

     SECTION 2.23  Use of Proceeds.

          (a) The proceeds of all Loans and Letters of Credit shall be used for general business and corporate requirements of Borrower and its Subsidiaries.

          (b) No portion of the proceeds of any Loan under this Credit Agreement shall be used by Borrower in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U or Regulation X or any other regulation of the Board or to violate the Securities Exchange Act of 1934, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

          (c) No portion of the proceeds of any Loan under this Credit Agreement shall be used by Borrower, directly or indirectly, for a Hostile Acquisition.

     SECTION 2.24 Maturity Date. The Total Commitment shall terminate, and any Loans and Letter of Credit Liabilities then outstanding (together with accrued and unpaid interest thereon) and all other Obligations shall be due and payable in full, on the Maturity Date, and Borrower promises to pay such amounts on the Maturity Date.

     SECTION 2.25  Affiliates; Lending Offices.

          (a) Any Lender may, if it so elects, fulfill any obligation to make a Eurodollar Rate Loan by causing a branch, foreign or otherwise, or Affiliate of such Lender to make such Loan and may transfer and carry such Loan at, to or for the account of any branch office or Affiliate of such Lender; provided that, in such event for the purposes of this Credit Agreement such Loan shall be deemed to have been made by such Lender and the obligation of Borrower to repay such Loan shall nevertheless be to such Lender and shall be deemed to be held by such Lender and, to the extent of such Loan, to have been made for the account of such branch or Affiliate.

          (b) Notwithstanding any provision of this Credit Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans hereunder in any manner it sees fit, it being understood, however, that for the purposes of this Credit Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Eurodollar Rate Loan during each Interest Period through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

                                  ARTICLE III
                             CONDITIONS PRECEDENT
                             --------------------

     SECTION 3.01 Conditions Precedent to the Loans. The obligation of each Lender to make its initial Loan or for the Issuing Lender to issue its initial Letter of Credit hereunder is subject to the satisfaction of the following conditions precedent:

          (a) The Administrative Agent shall have received, duly authorized, executed and delivered by each Person that is a party thereto, in form and substance reasonably satisfactory to the Lenders, each of the following:

              (i) Each of the following Loan Documents (together with all exhibits thereto) dated on or as of the Effective Date:

                    (A)  this Credit Agreement; and

                    (B)  each of the Notes requested by any Lender;

             (ii) A certificate of the Secretary or Assistant Secretary of Borrower, dated the Effective Date, certifying as to (A) the adoption and continuing effect of resolutions of the board of directors of Borrower authorizing the transactions contemplated hereby and by the other Loan Documents; (B) the Certificate of Incorporation of Borrower and all amendments thereto, (C) the Bylaws of Borrower and all amendments thereto, and (D) the incumbency of all officers of Borrower who will execute or have executed any document or instrument required to be delivered hereunder, containing the signature of same;

            (iii) (A) With respect to Borrower, a certificate of existence and good standing from the Secretary of State of the State of Delaware and certificates of authorization to do business and good standing in the States of Colorado, Oklahoma, North Dakota, Wyoming, and Utah, each dated no more than 30 days prior to the Effective Date; (B) with respect to Plains Petroleum Operating Company, a certificate of existence and good standing from the Secretary of State of Delaware and certificates of authorization to do business and good standing in the States of Colorado, Kansas and Wyoming, each dated no more than 30 days prior to the Effective Date; (C) with respect to Plains Petroleum Company, a certificate of existence and good standing from the Secretary of State of Delaware and a certificate of authorization to do business and good standing in the State of Colorado, each dated no more than 30 days prior to the Effective Date; (D) with respect to Barrett Fuels Corporation, a certificate of existence and good standing from the Secretary of State of Delaware and a certificate of authorization to do business and good standing in the State of Colorado, each dated no more than 30 days prior to the Effective Date; (E) with respect to Plains Petroleum Gathering

                    Company, a certificate of existence and good standing from the Secretary of State of Delaware and certificates of authorization to do business and good standing in the States of Colorado and Kansas, each dated no more than 30 days prior to the Effective Date; (F) with respect to Fort Union Gas Gathering, L.L.C., a certificate of existence and good standing from the Secretary of State of Delaware and a certificate of authorization to do business and good standing in the State of Colorado, each dated no more than 30 days prior to the Effective Date; (G) with respect to Bargath, Inc., a certificate of existence and good standing from the Secretary of State of Colorado and a certificate of authorization to do business and good standing in the State of Wyoming, each dated no more than 30 days prior to the Effective Date; and (H) with respect to each of Barrett Resources International Corporation and Barrett Resources
                    (Peru) Corporation, a certificate of existence and good standing from the Secretary of State of Delaware and a certificate of authorization to do business and good standing in the State of Colorado, each dated no more than 30 days prior to the Effective Date.

             (iv)   The Opinion of Borrower's Counsel;

              (v) A certificate of insurance coverage evidencing that all insurance required to be obtained and maintained by Borrower and its Subsidiaries as of the Effective Date pursuant to any of the Loan Documents is in full force and effect;

             (vi) The Initial Financial Statements and such other financial information, regarding Borrower or its Subsidiaries as the Administrative Agent or any Lender may reasonably request. All of such financial statements and financial information shall be satisfactory to the Lenders;

            (vii) For its account and for the account of each Lender, as applicable, all fees and expenses due and payable hereunder on or before the Effective Date and invoiced to Borrower in writing prior to the Effective Date; including pursuant to the Fee Letter;

           (viii) Evidence satisfactory to the Administrative Agent that, concurrently with the initial Loans, the Existing Credit Agreement will be terminated and all amounts owing thereunder will be paid in full;

             (ix) Borrower's Marketing Business Plan and Risk Management Policy adopted by the Board of Directors of Borrower on November 16, 2000; and

              (x) Such other certificates, opinions, documents and instruments relating to the transactions contemplated hereby as may have been reasonably requested by the Administrative Agent or any Lender.

          (b)  (i)  The representation and warranties of Borrower contained in
     Article IV and, in all material respects, in each of the other Loan Documents to which Borrower is a party shall be true and correct on the Effective Date both before and after giving effect to the making of the initial Loans or the issuance of the initial Letter of Credit; (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date either before or after giving effect to the making of the initial Loans or the issuance of the initial Letter of Credit; and (iii) except as disclosed in Borrower's 10-Q for the Fiscal Quarter ended June 30, 2000, no Material Adverse Effect shall have occurred since December 31, 1999; and

          (c) Such other conditions precedent which the Administrative Agent may reasonably have requested or required.

     SECTION 3.02 Additional Conditions Precedent. No Lender has any obligation to make any Loan (including its initial Loan) and the Issuing Lender has no obligation to issue any Letter of Credit (including the initial Letter of Credit) unless (i) the Administrative Agent shall have received a Borrowing Request, and the certifications made by Borrower in such Borrowing Request shall be true and correct, and (ii) the following conditions precedent have been satisfied:

          (a) Borrower shall have complied with the provisions of Section 2.03 or Section 2.05, as applicable;

          (b)  The Maturity Date shall not have occurred;

          (c) After giving effect to the requested Borrowing or the face amount of the requested Letter of Credit, the Facility Usage will not exceed the Available Commitment; and

          (d) The making of such Loans or the issuance of such Letter of Credit shall be permitted by Requirements of Law.

     SECTION 3.03 General. All of the agreements, instruments, reports, opinions and other documents and papers referred to in this Article III (except for the Notes), unless otherwise expressly specified, shall be delivered to the Administrative Agent in sufficient counterparts for each of the Lenders. As soon as practicable after receipt of such documents the Administrative Agent shall deliver such documents to each of the Lenders.


                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     In order to induce the Administrative Agent, the Issuing Lender and each Lender to enter into this Credit Agreement and to make the Loans and issue or participate in the Letters of Credit, Borrower represents and warrants, as to itself and each of its Subsidiaries, to the Administrative Agent, the Issuing Lender and each Lender that the following statements are true, correct and complete:

     SECTION 4.01 Organization; Corporate Powers . Each of Borrower and each of its Material Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) is duly qualified to do business as a foreign corporation and is in good standing in each other jurisdiction in which such qualification and good standing are necessary in order for it to conduct its business and own its properties as conducted and owned (except only for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, result in a Material Adverse Effect) and (c) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted.

     SECTION 4.02 Authority. Borrower has the corporate power and authority and legal right to execute, deliver and perform each of the Loan Documents executed by, or to be executed by, Borrower and each other agreement or instrument contemplated thereby to which it is or will be a party and to borrow hereunder. The execution, delivery and performance of each of the Loan Documents to which Borrower is or will be a party and the consummation of the transactions contemplated thereby, and the borrowing of funds and incurrence of Letter of Credit Liabilities under this Credit Agreement, have been duly approved by the board of directors of Borrower and no other corporate proceedings on the part of Borrower are necessary to consummate such transactions. This Credit Agreement constitutes, and each of the other Loan Documents to which Borrower is a party, when executed and delivered by Borrower, will constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to creditors' rights generally and by general principles of equity which may limit the right to obtain equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 4.03 Use of Proceeds. Borrower's uses of the proceeds of the Loans and the Letters of Credit shall be as set forth in Section 2.23.

     SECTION 4.04 No Conflict . The execution, delivery and performance by Borrower of the Loan Documents to which Borrower is a party, the compliance by Borrower with the terms and provisions thereof and the consummation of each of the transactions contemplated thereby, do not and will not (a) require any consent or approval of the stockholders of Borrower or any authorization, consent or approval by any Governmental Authority or (b) by the lapse of time, the giving of notice or otherwise, (i) constitute a violation of any Requirement of Law binding on Borrower or any Subsidiary of Borrower or a breach of any provision contained in the articles or certificate of incorporation or bylaws of Borrower or any Material Subsidiary of Borrower, (ii) constitute a breach of any material provision contained in any Material Contract to which Borrower or any Subsidiary of Borrower is a party or by which Borrower or any Subsidiary of Borrower is bound, or (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the properties or assets of Borrower or any Material Subsidiary of Borrower (other than Permitted Liens).

     SECTION 4.05 Gas Balancing Agreements and Advance Payment Contracts . On the date of this Credit Agreement (a) the net gas imbalance to Borrower and its Subsidiaries (considered in the aggregate) under all Gas Balancing Agreements to which Borrower or any of its Subsidiaries is a party or by which any Oil and Gas Interests owned by Borrower or any of its Subsidiaries is bound, is not in excess of $5,000,000, and (b) the aggregate amount of all Advance Payments received by Borrower or any of its Subsidiaries under Advance Payment Contracts which have not been satisfied by delivery of production does not exceed $17,000,000.

     SECTION 4.06 Oil and Gas Interests. If the Borrowing Base Commencement Date has occurred, Borrower and its Subsidiaries have good and defensible title to all Oil and Gas Interests described in each Reserve Report other than Immaterial Mineral Interests, free and clear of all Liens except Permitted Liens. With the exception of Immaterial Mineral Interests, all such Oil and Gas Interests are valid, subsisting, and in full force and effect, and all rentals, royalties, and other amounts due and payable in respect thereof have been duly paid. Except with respect to Immaterial Mineral Interests, but without regard to any consent or non-consent provisions of any joint operating agreement covering any of the Proved Reserves of Borrower and its Subsidiaries, Borrower's and each of its Subsidiaries' share of (a) the cost for each such Proved Reserves described in each Reserve Report is not greater than the decimal fraction set forth in each Reserve Report, before and after payout, as the case may be, and described therein by the designation "working interest," "WI," "gross working interest," "GWI" or similar terms, and (b) the production from, allocated to or attributed to each such Proved Reserves is not less than the decimal fraction set forth in each Reserve Report, before and after payout, as the case may be, and described therein by the designation "net revenue interest," "NRI," or similar terms. Except with respect to Immaterial Mineral Interests, each well drilled in respect of each Proved Developed Producing Hydrocarbon Reserves described in each Reserve Report, (y) is capable of, and is presently, producing Hydrocarbons in commercial quantities, and Borrower or its Subsidiary is currently receiving payments for its share of production, with no funds in respect of any thereof being presently held in suspense, other than any such funds being held in suspense pending delivery of appropriate division orders, and (z) has been drilled, bottomed, completed, and operated in compliance with all applicable Requirements of Law and no such well which is currently producing Hydrocarbons is subject to any penalty in production by reason of such well having produced in excess of its allowable production. For purposes of this
Section 4.06, "Immaterial Mineral Interests" means Oil and Gas Interests which, in the aggregate, do not represent more than 5% of the discounted present value of all Oil and Gas Interests as set forth in any Reserve Report.

     SECTION 4.07 Ownership of Properties Generally. With respect to all properties and assets of Borrower and its Material Subsidiaries other than Oil and Gas Interests, Borrower and each of its Material Subsidiaries have good and valid fee simple or leasehold title to all material properties and assets purported to be owned by them, including, without limitation, all assets reflected in the balance sheets referred to in Section 4.09(a) and all assets which are used by Borrower and its Material Subsidiaries in the operation of their respective businesses, and none of such properties or assets is subject to any Lien other than Permitted Liens.

     SECTION 4.08  No Defaults .

          (a) Neither Borrower nor any Subsidiary of Borrower is a party to any Contractual Obligation that has resulted or is likely to result in a Material Adverse Effect.

          (b) (i) No Default or Event of Default exists and (ii) neither Borrower nor any Subsidiary of Borrower is in default with respect to any Material Contract.

     SECTION 4.09   Financial Position: No Material Adverse Change.

          (a)  (i)   Borrower has heretofore furnished to the Administrative
     Agent and the Lenders the Initial Financial Statements. Such financial statements present fairly the financial condition and results of operations of Borrower and its Subsidiaries as of the dates thereof and for the periods covered thereby. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

               (ii) Neither Borrower nor any Subsidiary of Borrower has any material contingent liabilities, material liabilities for taxes, unusual and material forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Initial Financial Statements or as otherwise disclosed to the Lenders in writing prior to the Effective Date.

          (b) Since the date of the Initial Financial Statements, no event or condition has occurred that could reasonably be expected to have a Material Adverse Effect, except as disclosed in writing to the Lenders prior to the date of this Credit Agreement.

     SECTION 4.10   Litigation; Adverse Effects.

          (a) There are no actions, suits, proceedings, governmental investigations or arbitrations, at law or in equity, before or by any Governmental Authority, pending or, to the best knowledge of Borrower, probable of assertion against Borrower or any Subsidiary of Borrower or any property of Borrower or any Subsidiary of Borrower which could reasonably be expected to result in a Material Adverse Effect.

          (b) None of the business, properties, or operations of Borrower or any Subsidiary of Borrower are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God, or of the public enemy or other casualty (whether or not covered by insurance) which could reasonably be expected to result in a Material Adverse Effect.

     SECTION 4.11   ERISA. All currently  existing Benefit Plans are listed on
Schedule 4.11. Borrower and each of its Subsidiaries is in compliance in all material respects with the applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to each such Benefit Plan. No Reportable Event has occurred as to which Borrower or any Subsidiary of Borrower was required to file a report with the PBGC, and the present value of all benefit liabilities under each Benefit Plan (based on those assumptions used to fund such Benefit Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Benefit Plan. Neither Borrower nor any Subsidiary of Borrower has any ERISA Affiliates (other than Borrower and its Subsidiaries) or Multiemployer Plans.

     SECTION 4.12 Payment of Taxes . Borrower has filed, and has caused each of its Subsidiaries to file, all federal, state and local tax returns and other reports required by Requirements of Law to have been filed by Borrower or such Subsidiary of Borrower and has paid (prior to delinquency) all taxes and other similar charges and assessments that are due and payable, including extensions, except taxes, charges and assessments which are being diligently contested in good faith by appropriate proceedings, and any Lien arising thereunder constitutes a Permitted Lien. No Responsible Officer of Borrower or any Subsidiary of Borrower has knowledge of any proposed tax assessment against Borrower or any Subsidiary of Borrower that is likely to result in a Material Adverse Effect.

     SECTION 4.13 Environmental Matters. Except as could not reasonably be expected to result in a Material Adverse Effect:

          (a) Borrower and each of its Subsidiaries is in compliance with all applicable Environmental Laws;

          (b) Borrower and each of its Subsidiaries has obtained all consents and permits required under all applicable Environmental Laws to operate its business as presently conducted or as proposed to be conducted and all such consents and permits are in full force and effect and Borrower and its Subsidiaries are in compliance with all terms and conditions of such approvals;

          (c) Neither Borrower nor any Subsidiary of Borrower nor any of the present property or operations or the past property or operations of Borrower or any Subsidiary of Borrower is subject to any order from or agreement with any Governmental Authority or private party respecting (i) failure to comply with any Environmental Law or any Remedial Action or (ii) any Environmental Liabilities arising from the Release or threatened Release except those orders and agreements with which Borrower or such Subsidiary of Borrower has complied;

          (d) None of the operations of Borrower or any Subsidiary of Borrower is subject to any judicial or administrative proceeding alleging a violation of, or liability under, any Environmental Law;

          (e) To the best knowledge and belief of Borrower after due inquiry with respect thereto, none of the operations of Borrower or any Subsidiary of Borrower is the subject of any investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to a Release or threatened Release;

          (f) Neither Borrower nor any Subsidiary of Borrower has been required to file any notice under any Environmental Law indicating past or present treatment, storage or disposal of a hazardous waste as defined by 40 CFR
     Part 261 or any state or local equivalent;

          (g) Neither Borrower nor any Subsidiary of Borrower has been required to file any notice under any applicable Environmental Law reporting a Release (other than minor or de minimis Releases);

          (h) There is not now, nor, to the best knowledge and belief of Borrower, has there ever been, on or in any property of Borrower or of any Subsidiary of Borrower:

              (i) any unauthorized generation, treatment, recycling, storage or disposal of any hazardous waste as defined by 40 CFR Part 261 or any state or local equivalent,

             (ii) any underground storage tanks or surface impoundments without proper permits,

            (iii)   any asbestos-containing material, or

             (iv) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment;

          (i) There have been no written commitments or agreements involving Borrower or any Subsidiary of Borrower from or with any Governmental Authority or any private entity (including, without limitation, the owner of the property or any portion thereof) relating to the generation, storage, treatment, presence, Release or threatened Release on or into any of the properties of Borrower or any Subsidiary of Borrower or the environment (including off-site disposal of Hazardous Substances) or any Remedial Action with respect thereto;

          (j) Neither Borrower nor any Subsidiary of Borrower has received any written notice or claim to the effect that it is or may be liable to any Person as a result of a Release or threatened Release;

          (k) Neither Borrower nor any Subsidiary of Borrower has any known liability in connection with any material Release or material threatened Release; and

          (l) After due inquiry, no Environmental Lien has attached to any properties of Borrower or any Subsidiary of Borrower.

     SECTION 4.14 Governmental Regulation. Borrower is not subject to regulation under the Interstate Commerce Act, the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, the Federal Power Act or any other Requirements of Law such that its ability to incur indebtedness is limited or its ability to consummate the transactions contemplated by this Credit Agreement and the other Loan Documents or any document executed in connection therewith is impaired.

     SECTION 4.15 Disclosure. All information contained in any financial statements, certificates, exhibits, schedules, operating statements and any other written statements and written information (excluding estimates and forecasts) furnished by or on behalf of Borrower or any Subsidiary of Borrower to the Lenders and the Administrative Agent, in connection with any transaction contemplated hereby or by any other Loan Document on or prior to the date this representation is made or deemed made, were, and will be, taken as a whole, true and correct in all material respects and do not, and will not, taken as a whole, contain any material misstatement of fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

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

     SECTION 4.16 Subsidiaries. As of the Effective Date, Schedule 4.16 contains a complete and accurate (a) list of all Subsidiaries of Borrower, (b) description of the issued and outstanding capital stock of each Subsidiary of Borrower and (c) the record owners of such capital stock.

     SECTION 4.17 Solvency. Neither Borrower nor any Material Subsidiary of Borrower (a) is "insolvent" (within the meaning of Section 101(32) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Conveyance Act or Section 2 of the Uniform Fraudulent Transfer Act) or will become insolvent as a result of the incurrence of any obligation under any Loan Document to which it is a party;
(b) has unreasonably small capital (after giving effect to the transactions contemplated in any Loan Document to which it is a party) for the conduct of its existing and contemplated business; or (c) is unable to perform its contingent obligations and other commitments as they mature in the normal course of business.

     SECTION 4.18 Business. Neither Borrower nor any Material Subsidiary has conducted or is conducting any business other than business relating to the exploration, development, financing, acquisition, ownership, operation, maintenance, storage, trading, transporting and marketing of the Oil and Gas Interests as currently conducted.

     SECTION 4.19 Material Contracts. Neither Borrower nor any of its Subsidiaries is a party to or bound by any Material Contract other than (a) the Loan Documents, (b) agreements, documents and instruments giving rise to Oil and Gas Interests owned by Borrower and its Subsidiaries, (c) farmout agreements and agreements for the sale, purchase, processing, transportation or marketing of oil, gas or other minerals entered into in the ordinary course of business, (d) operating and joint operating agreements related to such Oil and Gas Interests,
(e) agreements and plans relating to employee benefits, and (f) the Public Indenture and the senior notes issued thereunder, (g) the Rights Agreement, (h) the Trust Agreement and (i) agreements governing Hedge Transactions permitted hereunder. Borrower and each of its Subsidiaries have complied in all material respects with all obligations required to be performed by them under all Material Contracts, except to the extent a failure to comply could not result in a Material Adverse Effect. Borrower is not aware of any default by any other party to any Material Contract.

     SECTION 4.20 Licenses, Permits, Etc. Borrower and each of its Subsidiaries possess all valid franchises, certificates of convenience and necessity, operating rights, licenses, permits, consents, authorizations, exemptions and orders of Governmental Authorities, as are necessary to carry on their respective businesses as now conducted and as proposed to be conducted, except to the extent a failure to obtain any such item would not result in a Material Adverse Effect.

     SECTION 4.21 Fiscal Year. Borrower's Fiscal Year is January 1 through December 31.

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                                   ARTICLE V
                             AFFIRMATIVE COVENANTS
                             ---------------------

     So long as this Credit Agreement shall remain in effect, the principal of or interest on any Loan, any Letter of Credit Liability or any commitment or other fee, expense, compensation or any other amount payable under any Loan Document shall remain unpaid or outstanding or any Lender shall have any Commitment hereunder, unless the Majority Lenders shall otherwise consent in writing, Borrower covenants and agrees that:

     SECTION 5.01 Information. Borrower shall deliver, or cause to be delivered, to the Lenders at Borrower's sole expense:

          (a) As soon as practicable, and in any event within 45 days after the end of each Fiscal Quarter (or 50 days after the end of each Fiscal Quarter upon Borrower's timely filing with the Securities and Exchange Commission of a Notification of Late Filing on Form 12b-25 with respect to Borrower's Form 10-Q for that Fiscal Quarter), but within 90 days after the end of the last Fiscal Quarter (or 105 days after the end of the last Fiscal Quarter upon Borrower's timely filing of a Form 12b-25 with respect to Borrower's Form 10-K for that Fiscal Year) in each Fiscal Year of Borrower, the unaudited Consolidated balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related unaudited Consolidated statements of income and cash flows for such quarterly Fiscal Quarter and for the portion of the Fiscal Year ended with the last day of such Fiscal Quarter, and shareholders' equity for the Fiscal Year, in each case setting forth comparative figures for the related periods in the prior Fiscal Year, all in reasonable detail prepared in a manner satisfactory to the Administrative Agent and the Majority Lenders, and certified by a Responsible Officer of Borrower responsible for the administration of the finances and accounting practices of Borrower that such financial statements fairly present the Consolidated financial condition and results of operations of, respectively, Borrower and its Subsidiaries in accordance with GAAP for the Fiscal Quarter and year to date period then ended, subject to changes resulting from normal year-end audit adjustments;

          (b) Within 90 days after the close of each Fiscal Year of Borrower, the audited Consolidated balance sheet of Borrower as of the end of such Fiscal Year and the related audited Consolidated statements of income, cash flows and shareholders' equity of Borrower for such Fiscal Year, setting forth the comparative figures for the preceding Fiscal Year and accompanied by the unqualified audit opinion thereon of Arthur Andersen or other independent certified public accountants of recognized national standing satisfactory to the Majority Lenders and any management letter prepared by such accountants;

          (c) Together with the delivery of statements referred to in Section 5.01(a) and Section 5.01(b), a Compliance Certificate, in form and substance satisfactory to the Administrative Agent, signed by a Responsible Officer of Borrower responsible for the administration of the finances and accounting practices of Borrower, stating that the signer has reviewed the terms of this Credit Agreement and the other Loan Documents and that in the course of the performance of his duties, he would normally have knowledge of any condition or event which would constitute a Default or an Event of Default and stating whether or not he has knowledge of any such condition or event and, if so, specifying each such condition or event of which he has knowledge and the nature thereof and any corrective action taken or proposed to be taken with respect thereto. Such Compliance Certificate shall set forth the calculations required to establish compliance or non-compliance by Borrower with the covenants set forth in Section 6.15 as of the end of and for the fiscal period covered by such financial statements;

          (d) Promptly and in any event within three Business Days after any Responsible Officer of Borrower obtains knowledge thereof, notice of (i) the institution of, or threat in writing of, any action, suit, proceeding, governmental investigation or arbitration against or affecting Borrower or any Subsidiary of Borrower not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, governmental investigation or arbitration already disclosed to the Lenders which could reasonably be expected to result in a Material Adverse Effect, and (ii) the occurrence of any event which constitutes a Default or Event of Default, such notice to specify the nature and period of existence of such Default or Event of Default, and what action Borrower has taken, are taking or propose to take with respect thereto;

          (e) Promptly upon the mailing thereof to the stockholders of Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

          (f) Promptly upon the filing thereof, copies of all final registration statements, post effective amendments thereto and annual, quarterly or special reports which Borrower shall have filed with the Securities and Exchange Commission; provided that Borrower must deliver, or cause to be delivered, any annual reports which Borrower shall have filed with the Securities and Exchange Commission, within 105 days after the end of each Fiscal Year of Borrower, and any quarterly reports which Borrower shall have filed with the Securities and Exchange Commission, within 50 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Borrower;

          (g) If the Borrowing Base Commencement Date has occurred, promptly upon request therefor by the Administrative Agent, such title opinions and other information in either Borrower's possession or control regarding title to the Oil and Gas Interests owned by Borrower or any of its Subsidiaries as are appropriate to determine the status thereof;

          (h) Promptly upon receipt of same, any notice or other information received by Borrower or any Subsidiary of Borrower indicating any potential, actual or alleged (i) non-compliance with or violation of the requirements of any Environmental Law which could result in liability to Borrower or any Subsidiary for fines, clean up or any other remediation obligations or any other liability in excess of $5,000,000 in the aggregate; (ii) Release or threatened Release which Release would impose on Borrower or any Subsidiary of Borrower a duty to report to a Governmental Authority or to pay cleanup costs or to take Remedial Action which could result in liability to Borrower or any Subsidiary of Borrower for fines, clean up and other remediation obligations or any other liability in excess of $5,000,000 in the aggregate; or (iii) the existence of any Lien arising under any Environmental Law securing any obligation to pay fines, clean up or other remediation costs or any other liability in excess of $5,000,000 in the aggregate. Without limiting the foregoing, Borrower shall provide to the Administrative Agent, promptly upon request, copies of all environmental consultants', employees' or engineers' reports received by Borrower or any Subsidiary of Borrower which reflect the existence of any circumstance or condition which would require delivery of a notice or other information to the Lenders, pursuant to this Section 5.01(h);

          (i) In the event any notification is provided by Borrower to the Lenders pursuant to Section 5.01(h) or the Administrative Agent or any Lender otherwise learns of any event or condition under which any such notice would be required, then, upon request of Majority Lenders, Borrower shall, within 90 days of such request, cause to be furnished to each Lender a report by an environmental consulting firm or employee of Borrower in charge of compliance with Environmental Laws reasonably acceptable to the Administrative Agent and Majority Lenders, stating that a review of such event, condition or circumstance has been undertaken (the scope of which shall be acceptable to the Administrative Agent and Majority Lenders) and detailing the findings, conclusions, and recommendations of such consultant or employee of Borrower in charge of compliance with Environmental Laws. Borrower shall bear all expenses and costs associated with such review and updates thereof, as well as, upon the reasonable request of the Majority Lenders all remediation or curative action recommended by any such environmental consultant or employee;

          (j) Promptly upon becoming aware thereof, notice of any material adverse change in the business, financial condition, operations or prospects of Borrower and its Subsidiaries taken as a whole;

          (k) From time to time such additional information regarding the financial position or business of Borrower and its Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request;

          (l) Together with the delivery of statements referred to in Section 5.01(a), a report, in form and substance satisfactory to the Administrative Agent, setting forth as of the last day of such Fiscal Quarter, a true and complete list of all Hedge Transactions to which Borrower or any of its Subsidiaries is a party (with the Designated Hedge Transactions listed separately from the other Hedge Transactions), the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any margin required or supplied under any credit support document, and the counterparty to each such Hedge Transaction. In addition, Borrower shall specify (i) the aggregate amount of margin (whether in cash or in letters of credit) posted to support its margin obligations in respect of all Hedge Transactions, (ii) the Market Exposure for each Business Day in such Fiscal Quarter, and (iii) the Total Exposure Amount for each Business Day in such Fiscal Quarter. In calculating the Market Exposure, Borrower may utilize, and shall apply on a consistent basis, any methodology which is (A) based on the use of Market Quotations, (B) generally recognized as a valid methodology for calculating termination payments in respect of swap transactions in the derivatives market and (C) agreed to by the Administrative Agent. If the Administrative Agent disputes Borrower's calculation of Market Exposure, then the Administrative Agent will notify Borrower and Borrower will promptly recalculate the Market Exposure as of the relevant Business Day by calculating that part of the Market Exposure attributable to each Designated

     Hedge Transaction in dispute by seeking four actual quotations at mid-market from four Reference Market Makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if fewer than four quotations are available for a particular Designated Hedge Transaction, then fewer than four quotations may be used for that Designated Hedge Transaction, and if no quotations are available for a particular Designated Hedge Transaction, then the Administrative Agent shall determine the replacement value of such Designated Hedge Transaction. For purposes of calculating the replacement value of a disputed Designated Hedge Transaction, the Administrative Agent may in its sole discretion utilize any methodology generally recognized as a valid methodology for calculating termination payments in respect of swap transactions in the derivatives market, including, without limitation, the use of the loss method of calculation. Any calculations made by the Administrative Agent pursuant to the immediately preceding sentence shall be conclusive and binding on Borrower for all purposes; and

          (m) Promptly upon the adoption thereof, copies of any changes in Borrower's Risk Management Policy from that adopted by the Board of Directors of Borrower on November 16, 2000.

     SECTION 5.02 Business of Borrower. Borrower will cause the primary business of Borrower and its Material Subsidiaries to be the acquisition, exploration for, development, production, transportation, processing, trading, and marketing of Hydrocarbons and accompanying elements.

     SECTION 5.03 Corporate Existence. Borrower shall, and shall cause each of its Material Subsidiaries to, maintain its (a) existence and good standing in the jurisdiction of its incorporation and (b) qualification and good standing in all jurisdictions in which such qualification and good standing are necessary in order for Borrower or such Material Subsidiary to conduct its business and own its property as conducted and owned in such jurisdiction except where the failure to be so qualified or in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

     SECTION 5.04 Right of Inspection. Borrower will permit, and will cause each Subsidiary of Borrower to permit, any officer, employee or agent of the Administrative Agent or any of the Lenders to visit and inspect any of the assets of Borrower and its Subsidiaries, examine Borrower's and its Subsidiaries' books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of Borrower and its Subsidiaries with Borrower's and its Subsidiaries' officers, accountants and auditors, all at such reasonable times and as often as the Administrative Agent or any of the Lenders reasonably may desire.

     SECTION 5.05 Maintenance of Insurance. Borrower will maintain or cause to be maintained, and will cause each Material Subsidiary of Borrower to maintain or cause to be maintained (and will use its reasonable best efforts to cause all operators of Oil and Gas Interests owned by Borrower and any of its Material Subsidiaries to maintain or cause to be maintained) at all times, insurance covering such risks as are customarily carried by businesses similarly situated.

     SECTION 5.06 Payment of Taxes and Claims. Borrower will pay, and will cause each of its Subsidiaries to pay, (a) all taxes imposed upon it or any of its assets or with respect to any of its franchises, business, income or profits before any material penalty or interest accrues thereon and (b) all material claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien (other than a Permitted Lien) on any of its assets; provided that no payment of taxes or claims shall be required if (i) the amount, applicability or validity thereof is currently being contested in good faith by appropriate action promptly initiated and diligently conducted in accordance with good business practices and any Lien arising thereunder constitutes a Permitted Lien, (ii) as and to the extent required in accordance with GAAP, Borrower or the applicable Subsidiary shall have set aside on its books reserves (segregated to the extent required by GAAP) deemed by it to be adequate with respect thereto, and (iii) to the extent the amount of the contested taxes or claims are in excess of $5,000,000 (in the aggregate), Borrower has notified the Administrative Agent of such circumstances, in detail satisfactory to the Administrative Agent.

     SECTION 5.07 Compliance with Laws and Documents. Borrower will comply, and will cause each of its Subsidiaries to comply, with all Requirements of Law, their respective certificates (or articles) of incorporation, bylaws and similar charter documents and all Material Contracts to which Borrower or any of its Subsidiaries is a party, if a violation, alone or when combined with all other such violations, could result in a Material Adverse Effect.

     SECTION 5.08  Operation of Properties and Equipment.

          (a) Borrower will maintain and operate, and will cause each of its Material Subsidiaries to maintain and operate, their respective Oil and Gas Interests in a good and workmanlike manner, and observe and comply with all of the terms and provisions, express or implied, of all oil and gas leases relating to such Oil and Gas Interests so long as such Oil and Gas Interests are capable of producing Hydrocarbons and accompanying elements in paying quantities;

          (b) Borrower will comply, and will cause each of its Subsidiaries to comply, in all respects with all contracts and agreements applicable to or relating to their respective Oil and Gas Interests or the production and sale of Hydrocarbons and accompanying elements therefrom, except to the extent a failure to so comply could not reasonably be expected to result in a Material Adverse Effect; and

          (c) Borrower will maintain, preserve and keep, and will cause each of its Subsidiaries to maintain, preserve and keep, at all times, all operating equipment used with respect to their respective Oil and Gas Interests in proper repair, working order and condition, and make all necessary or appropriate repairs, renewals, replacements, additions and improvements thereto so that the efficiency of such operating equipment shall at all times be properly preserved and maintained; provided that no item of operating equipment need be so repaired, renewed, replaced, added to or improved, if Borrower shall in good faith determine that such action is not necessary or desirable for the continued efficient and profitable operation of the business of Borrower and its Subsidiaries.

     SECTION 5.09 Environmental Matters and Indemnity. Except to the extent a failure to comply would not result in a Material Adverse Effect, Borrower will comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws, including, without limitation (a) all licensing, permitting, notification and similar requirements of Environmental Laws, and (b) all provisions of all Environmental Laws regarding generation, storage, discharge, release, transportation, treatment and disposal of Hazardous Substances. Borrower will promptly pay and discharge when due, and will cause each of its Subsidiaries to promptly pay and discharge when due, all debts, claims, liabilities and obligations with respect to any clean-up or remediation measures necessary to comply with Environmental Laws. Borrower hereby agrees to indemnify, defend and hold harmless the Lenders, the Administrative Agent, the Issuing Lender and their respective agents, affiliates, officers, directors, and employees from and against any and all claims, losses, demands, actions, causes of action, and liabilities whatsoever (including without limitation reasonable attorney's fees and expenses, and costs and expenses reasonably incurred in investigating, preparing or defending against any litigation or claim, action, suit, proceeding or demand of any kind or character) arising out of or resulting from noncompliance with Environmental Laws or a Release or threatened Release.

     SECTION 5.10 ERISA Reporting Requirements. Borrower shall furnish or cause to be furnished to the Administrative Agent:

          (a) Promptly and in any event (i) within 15 days after Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event described in clause (a) of the definition of ERISA Event or any event described in Section 4063(a) of ERISA with respect to any Benefit Plan of Borrower or any ERISA Affiliate has occurred, and (ii) within ten days after Borrower or any ERISA Affiliate knows or has reason to know that any other ERISA Event with respect to any Benefit Plan of Borrower or any ERISA Affiliate has occurred or a request for minimum funding waiver under
     Section 412 of the Code with respect to any Benefit Plan of Borrower or any ERISA Affiliate has been made, a written notice describing such event and describing what action is being taken or is proposed to be taken with respect thereto, together with a copy of any notice of event that is given to the PBGC;

          (b) Promptly and in any event within two Business Days after receipt thereof by Borrower or any ERISA Affiliate from the PBGC, copies of each notice received by Borrower or any ERISA Affiliate of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Benefit Plan;

          (c) Promptly and in any event within 15 days after the receipt by Borrower of a request therefor by any Lender, copies of any annual and other report (including Schedule B thereto) with respect to a Benefit Plan filed by Borrower or any ERISA Affiliate with the United States Department of Labor, the IRS or the PBGC;

          (d) Promptly, and in any event within ten Business Days after receipt thereof, a copy of any correspondence Borrower or any ERISA Affiliate receives from the Plan Sponsor (as defined by Section 4001(a)(10) of ERISA) of any Benefit Plan asserting withdrawal liability pursuant to Section 4219 or 4202 of ERISA upon Borrower or any ERISA Affiliate, and a statement from a Responsible Officer of Borrower or such ERISA Affiliate setting forth details as to the events giving rise to such withdrawal liability and the action which Borrower or such ERISA Affiliate is taking or proposes to take with respect thereto;

          (e) Promptly, and in any event within three Business Days after Borrower or any ERISA Affiliate knows or has reason to know that Borrower or any such ERISA Affiliate has or intends to file a notice of intent to terminate any Benefit Plan under a distress termination within the meaning of Section 4041(c) of ERISA notification thereof and a copy of such notice; and

          (f) Promptly after receipt of written notice of commencement thereof, notice of all (i) claims made by participants or beneficiaries with respect to any Benefit Plan and (ii) actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting Borrower or any ERISA Affiliate with respect to any Benefit Plan, except those which, in the aggregate, if adversely determined could not result in a Material Adverse Effect.

     SECTION 5.11 Additional Documents. Borrower will cure promptly any defects in the execution and delivery of this Credit Agreement and the other Loan Documents and, at Borrower's expense, Borrower shall promptly and duly execute and deliver, and cause each Subsidiary of Borrower to promptly execute and deliver, to each Lender, upon reasonable request, all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of Borrower in this Credit Agreement and the other Loan Documents as may be reasonably necessary or appropriate in connection therewith.

     SECTION 5.12 Equal Security for Loans and Notes. If Borrower or any of its Subsidiaries shall create, incur, assume, or suffer to exist any Lien (other than Permitted Liens) upon any of its assets or property, whether now owned or hereafter acquired (unless prior written consent to the creation or assumption thereof shall have been obtained from the Majority Lenders), including, without limitation, as security for the Indebtedness arising under the Public Indenture, Borrower or such Subsidiary, as the case may be, shall make or cause to be made an effective provision whereby the Loans and other Obligations under this Credit Agreement and, at the request of the applicable Lender (or its Affiliate) that is a party thereto, the Hedge Transactions with such Lender (or its Affiliate) will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured as long as any such other Indebtedness shall be so secured; provided that this covenant shall not be construed as consent by the Lenders to any violation by Borrower or its Subsidiaries of Section 6.03 and, provided, further, that Borrower and its Subsidiaries shall not agree with any other holder of its Indebtedness (except as provided in the Public Indenture) that it shall provide equal security for such Indebtedness.


                                  ARTICLE VI
                              NEGATIVE COVENANTS
                              ------------------

     So long as this Credit Agreement shall remain in effect, the principal of or interest on any Loan, any Letter of Credit Liability or any commitment or other fee, expense, compensation or any other amount payable under any Loan Document shall remain unpaid or outstanding or any Lender shall have any Commitment hereunder, unless the Majority Lenders shall otherwise consent in writing, Borrower covenants and agrees that:

     SECTION 6.01 Indebtedness and Accommodation Obligations. Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or otherwise become or remain liable with respect to, any Indebtedness or Accommodation Obligation, except for:

          (a) Indebtedness and Accommodation Obligations arising hereunder and under the other Loan Documents;

          (b) Unsecured Indebtedness and Accommodation Obligations outstanding on the Effective Date and described in Schedule 6.01, in each case in a principal amount at any one time outstanding not to exceed the amount set forth on Schedule 6.01;

          (c) Endorsements of negotiable instruments for collection in the ordinary course of business;

          (d) Liabilities for taxes, assessments, governmental charges or levies to the extent such liabilities are permitted pursuant to Section 5.06;

          (e) Liabilities of Borrower incurred under Hedge Transactions permitted pursuant to Section 6.14;

          (f) Capitalized Lease Obligations and purchase money Indebtedness in respect of property acquired by Borrower and its Subsidiaries in the ordinary course of business; provided that the aggregate amount of all outstanding Indebtedness incurred by Borrower and its Subsidiaries pursuant to this Section 6.01(f) and Section 6.01(g) shall not exceed $30,000,000 at any time other than a time that the Debt Ratings are BBB- or higher by S&P and Baa3 or higher by Moody's; provided, further, that the aggregate amount of all outstanding Indebtedness incurred by Borrower pursuant to this
     Section 6.01(f) at any time that the Debt Ratings are BBB- or higher by S&P and Baa3 or higher by Moody's shall not be limited so long as no Default or Event of Default exists at the time of, or after giving effect to, such incurrence; and provided, further, that the aggregate amount of all outstanding Indebtedness incurred by Borrower's Subsidiaries pursuant to this Section 6.01(f) and Section 6.01(g) shall not exceed $30,000,000 at any time that the Debt Ratings are BBB- or higher by S&P and Baa3 or higher by Moody's;

          (g) Additional unsecured Indebtedness (which shall not include obligations under Advance Payment Contracts) not permitted by Sections 6.01(a) through 6.01(e) and Section 6.01(h) and Section 6.01(i); provided that the aggregate amount of all outstanding Indebtedness incurred by Borrower and its Subsidiaries pursuant to this Section 6.01(g) and Section 6.01(f) shall not exceed $30,000,000 (which shall include Indebtedness in respect of letters of credit, other than Letters of Credit, in an aggregate amount not to exceed $5,000,000) at any time other than a time that the Debt Ratings are BBB-or higher by S&P and Baa3 or higher by Moody's; provided, further, that the aggregate amount of all outstanding Indebtedness incurred by Borrower pursuant to this Section 6.01(g) at any time that the Debt Ratings are BBB- or higher by S&P and Baa3 or higher by Moody's shall not be limited so long as no Default or Event of Default exists at the time of, or after giving effect to, such incurrence; and provided, further, that the aggregate amount of all outstanding Indebtedness incurred by Borrower's Subsidiaries pursuant to this Section 6.01(g) and Section 6.01(f) shall not exceed

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

     $30,000,000 at any time that the Debt Ratings are BBB- or higher by S&P and Baa3 or higher by Moody's;

          (h) Indebtedness and Accommodation Obligations arising under the Trust Agreement concerning (1) Borrower's obligation to advance to the Trust amounts for capital expenditures and other expenses related to the Oil and Gas Interests held by the Trust to the extent that those expenses would be within the exceptions set forth in Section 6.01(d) or Section 6.01(g) above if incurred directly by Borrower, and (2) the payment of the purchase price to Borrower and certain of Borrower's Subsidiaries for the Oil and Gas Interests transferred to the Trust, the reflection of the purchase price on Borrower's financial statements as Indebtedness, and the payments by the Trust to Borrower and FC Energy in accordance with the Trust Agreement, with the payments to FC Energy to be reflected on Borrower's financial statements as reductions in the Indebtedness recorded by Borrower upon the receipt of the purchase price and the recognition by Borrower of interest expense, provided that the purchase price payable by the Trust to Borrower upon which these amounts are based shall not exceed $20,000,000; and

          (i)  Indebtedness incurred pursuant to the Public Indenture.

     SECTION 6.02 Restrictions on Distributions. Borrower will not directly or indirectly declare or make, or incur any liability to make, and Borrower will not permit any of its Subsidiaries to directly or indirectly declare or make, or incur any liability to make, Distributions in any Fiscal Quarter in excess of an amount equal to 50% of an amount equal to (a) the sum of the Consolidated Net Income for each of the four immediately preceding Fiscal Quarters divided by (b) four, determined as of the last day of the immediately preceding Fiscal Quarter. Notwithstanding the foregoing, (i) any Subsidiary of Borrower may make Distributions to Borrower, (ii) Borrower may make odd-lot repurchases of its capital stock, (iii) Borrower may purchase its capital stock for contribution to its Benefit Plans, and (iv) Borrower may accept its capital stock in payment for the exercise price of stock options issued by Borrower. Borrower will not enter into or become subject to, and Borrower will not permit any of its Subsidiaries to enter into, or become subject to, any agreement or order of any Governmental Authority which prohibits or restricts in any way the right of any of Borrower's Subsidiaries to make Distributions to Borrower.

     SECTION 6.03 Negative Pledge. Borrower will not create, incur, assume or suffer to exist, and Borrower will not permit any Subsidiary of Borrower to create, incur, assume or suffer to exist, any Lien on any asset (other than Margin Stock to the extent, but only to the extent that such Margin Stock exceeds 25% of the value of the Consolidated Assets of Borrower and its Subsidiaries) of Borrower or any of its Subsidiaries other than Permitted Liens; provided that Borrower may create and suffer to exist Liens to secure its obligations under the Public Indenture if Borrower complies with Section 5.12 concurrently with the creation of such Liens. Borrower will not enter into or become subject to, and Borrower will not permit any Subsidiary of Borrower to enter into or become subject to, any agreement (other than this Credit Agreement, the Public Indenture, the Trust Agreement and instruments creating Permitted Liens, but only as the asset subject to such Permitted Lien) that prohibits or otherwise restricts the right of Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien in favor of the Administrative Agent for the benefit of the Lenders and the Issuing Lender on any of Borrower's or any of its Subsidiaries' assets.

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     SECTION 6.04   Consolidation, Mergers and Acquisitions; Fundamental
Changes. Borrower shall not, and shall not permit any of its Material Subsidiaries to, merge or consolidate with or acquire substantially all of the outstanding capital stock or assets of any other Person or liquidate, wind up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or any substantial part of its business, property or assets, whether now or hereafter acquired except for transactions in the nature of a consolidation and/or merger in which Borrower (if Borrower is a party thereto) or a wholly owned Subsidiary is the surviving entity, subject in each case to the condition that immediately after such merger or consolidation and after giving effect and pro forma effect thereto for the immediately preceding twelve-month period, no Event of Default or Default shall have occurred, exist or be continuing.

     SECTION 6.05 Investments. Borrower shall not, and shall not permit any of its Subsidiaries to, make, directly or indirectly, any Investments, except:

          (a) Investments existing on the date hereof and disclosed on Schedule 6.05;

          (b)  Investments consisting of Cash Equivalents;

          (c) Accounts receivable from customers in the ordinary course of business;

          (d)  Investments by Borrower in wholly owned Subsidiaries;

          (e) Investments in capital stock issued by a United States corporation, provided that any such Investment is not a Hostile Acquisition and subject in each case to the condition that immediately after such Investment and after giving effect and pro forma effect thereto for the next succeeding twelve-month period, no Event of Default or Default shall have occurred, exist or be continuing;

          (f)  Acquisitions permitted under Section 6.04;

          (g) Investments in connection with or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar or customary arrangements entered into in the ordinary course of business; and

          (h) Investments not otherwise permitted hereunder in an aggregate principal amount not to exceed $10,000,000.

     SECTION 6.06 Transactions with Affiliates. Borrower shall not, and shall not permit any of its Subsidiaries to, enter into, or be a party to any transaction with any of such Person's Affiliates, officers, directors, partners, employees or stockholders who have filed a Form 13-D with the Securities and Exchange Commission, except for (a) the transactions provided for in the Loan Documents or (b) transactions entered into in the ordinary course of business and pursuant to the reasonable requirements of such Person's business and upon such fair and reasonable terms as could reasonably be obtained in an arm's length transaction with an unaffiliated Person in accordance with prevailing industry customs and practices.

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     SECTION 6.07   Agreements. Borrower shall not, and shall not permit any of its Subsidiaries to, amend or modify any of the Material Contracts or enter into any contract, agreement or transaction which at the time such amendment, modification, contract, agreement or transaction is entered into materially and adversely affects (a) the business, property, assets, operations, condition (financial or otherwise) of Borrower or any Subsidiary of Borrower, or (b) ability of Borrower or any Subsidiary of Borrower to perform timely its obligations under this Credit Agreement and the other Loan Documents to which it is a party.

     SECTION 6.08 Sales of Assets. Borrower shall not, and shall not permit any of its Subsidiaries to, sell, assign, transfer, lease, convey or otherwise dispose of , whether in one transaction or in a series of transactions, any of its assets or properties, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except for (a) sales of inventory in the ordinary course of its business, (b) sales or dispositions of worn out or obsolete tools or equipment no longer used or useful in the business of Borrower or such Subsidiary of Borrower, (c) if the Borrowing Base Commencement Date has not occurred, sales of assets for fair market value on an arm's length basis in an aggregate amount for Borrower and its Subsidiaries not to exceed, (A) during any Fiscal Year, 5% of Consolidated Assets as of the end of the most recently ended Fiscal Quarter prior to any such sale, or (B) $100,000,000 for all such sales, (d) if the Borrowing Base Commencement Date has occurred, sales of assets for fair market value on an arm's length basis in an aggregate amount for Borrower and its Subsidiaries not to exceed during any six month period between Determination Dates, the greater of (i) $5,000,000 and (ii) an amount equal to 5% of the Borrowing Base, and (e) transfers and conveyances of assets permitted under Section 6.04. Any permitted sale, assignment, transfer, lease, conveyance or other disposition that is made pursuant to clause
(c) of the immediately preceding sentence shall not cease to be permitted because of the occurrence of the Borrowing Base Commencement Date thereafter.

     SECTION 6.09 ERISA Compliance. Borrower shall not, and shall not permit any of its Subsidiaries to, engage in a "prohibited transaction", as defined in
Section 406 of ERISA or Section 4975 of the Code, with respect to any Benefit Plan or knowingly consent to any other "interested party" or any "disqualified person", as such terms are defined in Section 3(14) of ERISA and Section 4975(e)(2) of the Code, respectively, engaging in any "prohibited transaction", with respect to any Benefit Plan maintained by Borrower or such Subsidiary of Borrower, or permit any Benefit Plan maintained by Borrower or such Subsidiary of Borrower to incur any "accumulated funding deficiency", as defined in Section 302 of ERISA or Section 412 of the Code, unless such incurrence shall have been waived in advance by the IRS; or terminate any Benefit Plan in a manner which could result in the imposition of a Lien on any property of Borrower or such Subsidiary of Borrower pursuant to Section 4068 of ERISA; or breach any fiduciary responsibility imposed under Title I of ERISA with respect to any Benefit Plan; or engage in any transaction which would result in the incurrence of a liability under Section 4069 of ERISA; or fail to make contributions to a Benefit Plan which results in the imposition of a Lien on any property of Borrower or such Subsidiary of Borrower pursuant to Section 302(f) of ERISA or
Section 412(n) of the Code, if the occurrence of any of the foregoing events would constitute a Material Adverse Effect. Borrower shall not, and shall not permit any of its Subsidiaries to (nor will any trade or business, whether or not incorporated, that is a member of a group of which Borrower or such Subsidiary of Borrower is a member and which is treated as a single employer under Section 414 of the Code) sponsor, maintain or contribute to any Multiemployer Plan(s). Borrower shall not, and shall not permit any of its Subsidiaries to, become a member of any other group which is treated as a single employer under Section 414 of the Code.

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

     SECTION 6.10 Sales and Leasebacks. Borrower shall not, and shall not permit any of its Subsidiaries to, become liable, directly or by way of Accommodation Obligation, with respect to any lease of any property (whether real or personal or mixed) whether now owned or hereafter acquired, (a) which Borrower or such Subsidiary of Borrower has sold or transferred or is to sell or transfer to any other Person or (b) which Borrower or such Subsidiary of Borrower intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by Borrower or such Subsidiary of Borrower to any other Person in connection with such lease.

     SECTION 6.11 Margin Regulation. Borrower shall not use or permit any other Person to use any portion of the proceeds of any credit extended under this Credit Agreement in any manner which might cause the extension of credit or the application of such proceeds to violate the Securities Act of 1933 or Securities Exchange Act of 1934 (each as amended to the date hereof and from time to time hereafter, and any successor statute) or to violate Regulation G, Regulation U or Regulation X, or any other regulation of the Board, in each case as in effect on the date or dates of such extension of credit and such use of proceeds.

     SECTION 6.12 Amendment to Organizational Documents. Borrower will not enter into or permit, and Borrower will not permit any of its Subsidiaries to enter into or permit, any modification or amendment of, or waive any material right or obligation under, its certificate or articles of incorporation, bylaws or other charter documents other than such modifications, amendments or waivers which would not, singly or in the aggregate, result in a Material Adverse Effect.

     SECTION 6.13 Fiscal Year; Fiscal Quarter. Borrower shall not, and shall not permit any of its Subsidiaries to, change its Fiscal Year or any of its Fiscal Quarters.

     SECTION 6.14 Hedge Transactions. Borrower will not enter into, and Borrower will not permit any of its Subsidiaries to enter into, any Hedge Transactions which would cause the amount of Hydrocarbons which are the subject of Hedge Transactions in existence at any time to exceed (a) in the case of production from Oil and Gas Interests owned by Borrower or any of its Subsidiaries (i) 95% of Borrower's and its Subsidiaries anticipated production from Proved Developed Producing Hydrocarbon Reserves during any calendar month, or (ii) 80% of Borrower's and its Subsidiaries anticipated production from Proved Developed Producing Hydrocarbon Reserves during any Fiscal Year, and (b) in the case of trading activities of production from Oil and Gas Properties not owned by Borrower or any of its Subsidiaries, 100% of the Hydrocarbons purchased or sold pursuant to third party contracts concerning the purchase and sale of Hydrocarbons by Borrower and its Subsidiaries.

     SECTION 6.15 Financial Covenants. From and after the Effective Date, Borrower on a Consolidated basis shall not:

          (a) Permit its Consolidated Tangible Net Worth at any time to be less than the sum of (i) $355,000,000 plus, if positive (i) 50% of Consolidated Net Income for each Fiscal Quarter ending after September 30, 2000, plus
     (ii) 50% of the net proceeds from the sale of any equity securities of Borrower and its Subsidiaries after September 30, 2000, on a Consolidated basis;

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

          (b) Until the Borrowing Base Commencement Date occurs, permit the ratio of its Consolidated Funded Debt to its Consolidated EBITDA for the four Fiscal Quarter period then most recently ended to exceed 3.50 to 1.0 at any time; or

          (c) From and after the occurrence of the Borrowing Base Commencement Date, permit the ratio of its Consolidated EBITDA to its Consolidated Interest Expense, in each case for the four Fiscal Quarter period then most recently ended, to be less than 3.0 to 1.0.

     SECTION 6.16 Subsidiaries. Borrower shall not acquire, create or otherwise allow or permit any corporation, partnership or other Person to become a Subsidiary (other than those Subsidiaries set forth on Schedule 4.16) without, in each instance, the prior written consent of Majority Lenders.


                                  ARTICLE VI
                               EVENTS OF DEFAULT
                               -----------------

     SECTION 7.01 Events of Default. Each of the following events, acts, occurrences or conditions constitutes an "Event of Default" under this Credit
Agreement:

          (a) Borrower shall fail to pay when due any payment of any principal of any Loan or any Letter of Credit Liabilities; or

          (b) (i) Borrower shall fail to pay when due any payment of any accrued interest with respect to the Loans or Letter of Credit Liabilities and such failure shall continue for five (5) Business Days; or (ii) Borrower shall fail to pay when due any payment of any fee, expense, compensation, reimbursement or other amount when due under this Credit Agreement, the Notes or any other Loan Document or other agreement or document contemplated by or delivered pursuant to or in connection with this Credit Agreement or such Loan Document or any material document executed in connection therewith and, in any event, such failure shall continue for five Business Days after the earlier of (x) notice thereof from the Administrative Agent or any Lender to Borrower and (y) discovery thereof by Borrower; or

          (c) Borrower or any Subsidiary of Borrower shall fail to perform or observe any term, covenant or agreement contained in Sections 5.01(d)(ii), 5.04, 5.12, 6.01(a) through (d), 6.02, 6.03, 6.04, 6.06, 6.08, 6.09, 6.10,
     6.11, 6.12, and 6.15 of this Credit Agreement; or

          (d) Borrower or any Subsidiary of Borrower shall fail to perform or observe any term, covenant or agreement contained in Sections 5.01(c), 5.01(l), 6.01(e), (f), (g), or (i), 6.05, 6.07, 6.13, and 6.14 of this
     Credit Agreement and such failure shall not have been remedied within five calendar days after the earlier of (i) notice thereof from the Administrative Agent to Borrower and (ii) discovery thereof by a Responsible Officer of Borrower or such Subsidiary of Borrower; or

          (e) Borrower or any Subsidiary of Borrower shall fail to perform any term, covenant or agreement contained in this Credit Agreement (other than those referenced in Sections 7.01(a), (b), (c) or (d)) or in any other Loan Document to which it is a party and, in the case of any such failure that is capable of being remedied, such failure shall not have been remedied within 30 days after the earlier of (i) notice thereof from the Administrative Agent to Borrower and (ii) discovery thereof by a Responsible Officer of Borrower or such Subsidiary of Borrower; or

          (f)  A Change of Control occurs; or

          (g) Any Termination Event occurs which would subject Borrower or any Subsidiary of Borrower to a liability in excess of $5,000,000, or the plan administrator of any Benefit Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of Section 412(a) of the Code which would subject Borrower or any Subsidiary of Borrower to a liability in excess of $5,000,000; or

          (h) Any representation or warranty made or incorporated by Borrower or any Subsidiary of Borrower in any Loan Document to which such Person is a party or in any certificate, agreement or instrument delivered in connection with, any Loan Document shall prove to have been incorrect or misleading in any material respect when made or deemed made; or

          (i) Borrower or any Subsidiary of Borrower, shall (i) fail to pay any Indebtedness or Accommodation Obligation having a principal amount in excess of $20,000,000 (other than the amounts referred to in Section 7.01(a) and Section 7.01(b)) owing by such Person, or any interest or premium thereon, when due (or, if permitted by the terms of the relevant document, within any applicable grace period), whether such Indebtedness or Accommodation Obligation shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise unless effectively waived or consented to in accordance with the documents evidencing such Indebtedness or Accommodation Obligation or (ii) fail to observe or perform any material term, covenant or condition on its respective part to be performed under any agreement or instrument evidencing, securing or relating to any such Indebtedness or Accommodation Obligation, when required to be performed, and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of any failure is to cause, or to permit the holder or holders of such Indebtedness or Accommodation Obligation or a trustee on its or their behalf (with or without the giving of notice, the lapse of time, or both) to cause such Indebtedness or Accommodation Obligation to become due prior to its stated maturity; or

          (j) Any Loan Document shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any Person party thereto (other than the Administrative Agent or any Lender) or any such Person party thereto (other than the Administrative Agent or any Lender) shall deny that it has any or further liability or obligation thereunder, or the Obligations shall be subordinated for any reason; or

          (k) Borrower or any Material Subsidiary of Borrower shall be adjudicated insolvent, or shall generally not pay, or admit in writing its inability to pay, its debts as they mature, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted

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     by any such Person seeking liquidation, reorganization, or other relief of its debts under any Debtor Relief Law, or seeking or consenting to the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, or any such Person shall take any corporate action to authorize any of the actions set forth above in this Section 7.01(k); or

          (l) Any proceeding of the type referred to in Section 7.01(k) is filed, or any such proceeding is commenced against Borrower or any Material Subsidiary of Borrower and such proceeding remains in effect for 60 days, or an order for relief is entered in an involuntary case under the bankruptcy law of the United States, or an order, judgment or decree is entered appointing a trustee, receiver, custodian, liquidator or similar official or adjudicating any such Person insolvent, or approving the petition in any such proceedings, and such order, judgment or decree remains in effect for 60 days; or

          (m) A final judgment or order for the payment of money in an amount more than $20,000,000 in excess of insurance in respect thereof shall be rendered against Borrower or any Subsidiary of Borrower and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 45 days from the date of entry thereof, or Borrower or any Subsidiary of Borrower shall not, within said period of 45 days or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (n) Any Environmental Liability shall have been asserted against Borrower or any Subsidiary of Borrower which could reasonably be expected to have a Material Adverse Effect or any Release shall have occurred, and such event could form the basis of an Environmental Liability against Borrower or any Subsidiary of Borrower which could reasonably be expected to result in a Material Adverse Effect; or

          (o) The Total Exposure Amount shall exceed $100,000,000 more than the lesser of (i) the Total Commitment or (ii) the Borrowing Base for any period of 30 consecutive days or for a total of 61 days in any 365-day period.

THEREUPON: (x) upon the occurrence of any Event of Default described in Section 7.01(k) or Section 7.01(l) with respect to Borrower or any Material Subsidiary of Borrower, (i) all of the Commitments shall automatically terminate, and (ii) the entire unpaid amount of all Obligations (including the Letter of Credit Liabilities whether or not then otherwise due and payable) shall automatically become immediately due and payable, without presentment for payment, demand, protest, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by Borrower, and
(y) upon the occurrence of any other Event of Default, the Administrative Agent shall at the request, or may with the consent, of the Majority Lenders, (i) by written notice to Borrower declare all of the Commitments to be terminated, and
(ii) by written notice to Borrower declare the entire unpaid amount of all Obligations to be forthwith due and payable, whereupon all Obligations (including the Letter of Credit Liabilities whether or not then otherwise due and payable) shall become and be forthwith due and payable, without presentment for payment, demand, protest, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by Borrower.

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

     SECTION 7.02 Remedies. If any Event of Default shall occur, the Administrative Agent for the ratable benefit of the Lenders, may (and upon the request of the Majority Lenders shall) protect and enforce the Lenders' rights and remedies under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and the Lenders may enforce the payment of any Obligations due or enforce any other legal or equitable right. All rights and remedies and powers conferred upon the Administrative Agent and/or the Lenders under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at law or in equity.

     SECTION 7.03 Indemnity. Borrower shall indemnify the Administrative Agent, the Issuing Lender, each Lender, each Affiliate thereof and their respective directors, officers, employees, shareholders and agents (each an "Indemnitee") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (collectively, the "Indemnified Liabilities") that are asserted against an Indemnitee (including on account of the negligence of an Indemnitee) by any Person if such Indemnified Liabilities arise out of or result from (i) any use by Borrower of the proceeds of any extension of credit by the Lenders hereunder or (ii) any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing or arising out of or based upon any Loan Document or any of the transactions contemplated by any Loan Document, and Borrower shall reimburse such Indemnitee, within ten Business Days after receipt of a composite statement of account for any reasonable expenses (including reasonable legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages, expenses, penalties, actions, judgments, suits, costs or disbursements which are proximately caused by the gross negligence or willful misconduct of such Indemnitee. Without prejudice to the survival of any other Obligations of Borrower hereunder and the other Loan Documents, the Obligations of Borrower under this Section 7.03 shall survive the termination of this Credit Agreement, the payment in full of the Obligations and/or assignment of the Obligations.

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

                                 ARTICLE VIII
                             ADMINISTRATIVE AGENT
                             --------------------

     SECTION 8.01   Appointment and Authorization of Administrative Agent .

          (a) Each Lender hereby irrevocably (subject to Section 8.09) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Credit Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Credit Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

          (b) The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Majority Lenders and with the consent of the Issuing Lender to act for the Issuing Lender with respect thereto; provided that the Issuing Lender shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article VIII with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this Article VIII included the Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the Issuing Lender.

     SECTION 8.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Credit Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

     SECTION 8.03 Liability of Administrative Agent. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Credit Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or
(b) be

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responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by Borrower or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Credit Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Credit Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Credit Agreement or any other Loan Document, or to inspect the properties, books or records of Borrower or any Affiliate thereof.

     SECTION 8.04   Reliance by Administrative Agent.

          (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders, the Super Majority Lenders or all the Lenders, as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders, the Super Majority Lenders or all the Lenders, as may be required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Credit Agreement expressly permits or prohibits an action unless the Majority Lenders, the Super Majority Lenders or all the Lenders otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

          (b) For purposes of determining compliance with the conditions specified in Section 3.01, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

     SECTION 8.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or Borrower referring to this Credit Agreement, describing such Default or Event of Default and stating

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

that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Majority Lenders in accordance with Article VII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

     SECTION 8.06 Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and its Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Credit Agreement and to extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower or any of its Affiliates which may come into the possession of any Agent-Related Person.

     SECTION 8.07 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities (including those arising due to the negligence of any Agent-Related Person) incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct; provided that no action taken in accordance with the directions of the Majority Lenders, the Super Majority Lenders, or all the Lender, as may be required, shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Credit Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses

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by or on behalf of Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

     SECTION 8.08 Administrative Agent in its Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Borrower and its Affiliates as though Bank of America were not the Administrative Agent or the Letter of Credit Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of Borrower or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Credit Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the Letter of Credit Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

     SECTION 8.09 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Credit Agreement, the Majority Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by Borrower at all times other than during the existence of an Event of Default (which consent of Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Credit Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above.

     SECTION 8.10 Other Agents. None of the Lenders identified on the facing page or signature pages of this Credit Agreement as a "syndication agent" or "documentation agent" shall have any right, power, obligation, liability, responsibility or duty under this Credit Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Credit Agreement or in taking or not taking action hereunder.

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                                  ARTICLE XI
                                 MISCELLANEOUS
                                 -------------

     SECTION 9.01 Amendments and Waivers. Neither this Credit Agreement nor any other Loan Document to which Borrower is a party nor any terms hereof or thereof may be amended, supplemented, waived or otherwise modified except in accordance with the provisions of this section. Any provision of this Credit Agreement or any other Loan Document may be amended, supplemented, waived, or otherwise modified if and only if such amendment, supplement, waiver or other modification (x) is in writing, (y) is signed by each other party thereto except that in the case of a waiver, the party whose performance is being waived need not be a signatory, and (z) with respect to the Lenders, is signed by the Majority Lenders or by the Administrative Agent with the consent of the Majority Lenders; provided that no such amendment, supplement, waiver or other modification shall do any of the following unless signed by each Lender affected thereby or by the Administrative Agent with the consent of each Lender affected thereby:

          (a) extend the Maturity Date, the date of payment of any principal, interest or fees, the date of payment of any Letter of Credit Liabilities, or the date of payment of any required principal prepayment;

          (b) reduce the amount of any principal, interest, Letter of Credit Liabilities, or fees, the rate of interest paid with respect to any unpaid principal, interest, Letter of Credit Liabilities or fees, or the amount of any fee payable to the Lenders hereunder;

          (c)  change the amount of the Commitment of any Lender;

          (d)  amend, modify, or waive any of the conditions set forth in
     Article III (other than any condition which refers therein to the Majority Lenders);

          (e) amend, modify or waive any provision which calls for the consent of, the approval of, or direction from all of the Lenders;

          (f) amend, modify or waive any provision of Section 2.02, Section 7.03, Section 9.04, Section 9.10 or this Section 9.01 or amend the definition of Majority Lenders, Super Majority Lenders or Borrowing Base Commencement Date; or

          (g) consent to or permit the assignment or transfer by Borrower of any of its rights and obligations under this Credit Agreement or any other Loan Document;

and provided, further, that, without the prior written consent of the Administrative Agent, no such amendment, supplement, waiver or modification shall amend, supplement, waive or otherwise modify any provision of Article VIII or any other provision of any Loan Document if the effect thereof is to affect the rights or duties of the Administrative Agent; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lender in addition to the Lenders required above to take such action, affect the rights and duties of the Issuing Lender with respect to the Letters of

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

Credit and the Letter of Credit Applications, if any, outstanding under this Credit Agreement; and provided, further, that, without the prior written consent of the Super Majority Lenders, no such amendment, supplement, waiver or modification shall amend, modify or waive any provision that calls for the consent of, the approval of, or direction from the Super Majority Lenders. Any such amendment, supplement, modification or waiver shall apply to each of the Lenders equally and shall be binding upon the Lenders, the Administrative Agent, all future holders of the Notes and Obligations, and all parties to the Loan Document so amended, supplemented, waived or otherwise modified.

     SECTION 9.02 Notices, Etc. Notices, consents, requests, approvals, demands and other communications (collectively, "Communications") provided for herein shall be in writing (including telecopy communications) and mailed, telecopied, or otherwise delivered:

          If to Borrower or any of its Subsidiaries, to it at:
               Barrett Resources Corporation
               1515 Arapahoe Street
               Tower 3, Suite 1000
               Denver, Colorado 80202
               Telephone Number: (303) 572-3900
               Telecopy Number: (303) 629-8270
               Attention: Mr. Robert W. Howard

          If to the Administrative Agent, to it at:
               Bank of America, N.A.
               333 Clay Street, 45th Floor
               Houston, Texas 77002
               Telephone Number: (713) 651-4891
               Telecopy Number (713) 651-4807
               Attention: Ms. Tracey S. Barclay

          With a copy to:
               Bank of America, N.A.
               901 Main Street, 14th Floor
               Dallas, Texas 75202
               Telephone Number (214) 209-1233
               Telecopy Number (214) 290-8371
               Attention: Ms. Renita Cummings

          If to any Lender, as specified on the administrative questionnaire completed and delivered by such Lender to the Administrative Agent in connection herewith.

All Communications, except as otherwise expressly provided in the Loan Documents, must be in writing and must be mailed, telecopied or delivered, to the appropriate party at the address set forth herein or other applicable Loan Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section 9.02 and (b) any notice, request, demand, direction, or other communication given by telecopier must be confirmed within 48 hours by a writing mailed or delivered to the appropriate parry at

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

its respective address. Except as otherwise expressly provided in any Loan Document, any notice, request, demand, direction, or other communication required or permitted by any Loan Document given in compliance with this Section
9.02 shall be effective when received or delivered.

     SECTION 9.03 No Waiver; Remedies Cumulative. No failure on the part of the Administrative Agent or any Lender or any holder of a Note to exercise, and no delay in exercising, any right, power or privilege hereunder or under any other Loan Document and no course of dealing between Borrower, its Subsidiaries, or any of them and the Administrative Agent or any Lender or any holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege, or any abandonment or discontinuance of any steps to enforce such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 9.04   Costs, Expenses and Taxes.

          (a) Borrower agrees to pay within ten Business Days after presentation of a composite statement of account: all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with
     (i) the negotiation, preparation, distribution, execution and delivery of this Credit Agreement, the Notes and the other Loan Documents and the documents and instruments referred to therein, (ii) the syndication, management and agenting of the Loans and Letter of Credit Liabilities,
     (iii) the Administrative Agent's review and due diligence (including, without limitation, the review of the material Oil and Gas Interests) and
     (iv) the negotiation, preparation, distribution, execution and delivery of any amendment, supplement, modification, waiver or consent relating to any of the Loan Documents to which Borrower is a party (including, without limitation, as to each of the foregoing, the reasonable fees and disbursements of legal counsel).

          (b) Borrower shall pay all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Issuing Lender and each Lender in connection with (i) the preservation of their rights under, and enforcement of, the Loan Documents to which Borrower is a party and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of legal counsel), and (ii) any workout, restructuring or rescheduling of the Obligations or any proceeding under any Debtor Relief Law with respect to Borrower (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent, the Issuing Lender and each Lender and allocated costs of internal counsel).

          (c) Borrower shall pay, and hold the Administrative Agent and each of the Lenders harmless from and against, any and all present and future stamp, excise, and other similar taxes and fees with respect to the foregoing matters and hold the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Administrative Agent or such Lender) to pay such taxes.

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

          (d) Without prejudice to the survival of any other obligations of Borrower hereunder, under the other Loan Documents, the obligations of Borrower under this Section 9.04 shall survive the termination of this Credit Agreement and the payment in full of the Obligations for a period of six months.

     SECTION 9.05 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time or from time to time, to the fullest extent permitted by law and without presentment, demand, protest or other notice of any kind to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other Indebtedness at any time owing, by such Lender (including, without limitation, by Affiliates, branches or agencies of such Lender wherever located) to or for the credit or the account of Borrower against any of and all the Obligations, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 2.22, and all other claims of any nature or description arising out of or in connection with this Credit Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Credit Agreement or the Notes or other Loan Documents and although such Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Such Lender agrees promptly to notify Borrower after any such setoff and application made by such Lender, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lenders under this Section 9.05 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Lenders may have. Notwithstanding any other provisions of this Credit Agreement, the provisions of this Section 9.05 (except for the provisions of this sentence) will not apply to any amounts held by Borrower or any Subsidiary of Borrower for the benefit of working interest owners and/or royalty owners for the purpose of paying ad valorem taxes, development costs and/or operating costs or for the purpose of making distributions to the revenue interest owners of revenues from various Oil and Gas Interests.

     SECTION 9.06 Governing Law. This Credit Agreement, the Notes and, unless otherwise specified therein, all other Loan Documents and all other documents executed in connection herewith or therewith, shall be deemed to be contracts and agreements executed by Borrower, the Administrative Agent, the Issuing Lender and the Lenders under the laws of the State of Texas and of the United States and for all purposes shall be construed in accordance with, and governed by, the laws of said State and of the United States. Without limitation of the foregoing, nothing in this Credit Agreement, the Notes or any other Loan Document shall be deemed to constitute a waiver of any rights which any Lender may have under applicable federal legislation relating to the amount of interest which such Lender may contract for, take, receive or charge in respect of any Loans, including any right to take, receive, reserve and charge interest at the rate allowed by the law of the state where such Lender is located. The provisions of Chapter 346 of the Texas Finance Code do not apply to this Credit Agreement or any Notes issued hereunder.

     SECTION 9.07 Interest. Each provision in this Credit Agreement and each other Loan Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, to the Administrative Agent or any Lender for the use, forbearance or detention of the money to be loaned under this Credit Agreement or any Loan Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Loan Document which is for

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

the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate, and all amounts owed under this Credit Agreement and each other Loan Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid which are for the use, forbearance or detention of money under this Credit Agreement or such Loan Document shall in no event exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate. Anything in this Credit Agreement, any Note or any other Loan Document to the contrary notwithstanding, with respect to Borrower shall never be required to pay unearned interest on the Obligations or ever be required to pay interest on the Obligations at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest which would otherwise be payable with respect to the Obligations would exceed the Highest Lawful Rate, or if the holder of the Obligations shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by Borrower with respect to the Obligations to a rate in excess of the Highest Lawful Rate, then
(a) the amount of interest which would otherwise be payable by Borrower with respect to the Obligations shall be reduced to the amount allowed under applicable law and (b) any unearned interest paid by Borrower or any interest paid by Borrower in excess of the Highest Lawful Rate shall be in the first instance credited on the principal of the Obligations with the excess thereof, if any, refunded to Borrower. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by any Lender under any Note held by it, or under this Credit Agreement or the other Loan Documents, are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to such Lender shall be made, to the extent permitted by usury laws applicable to such Lender (now or hereafter enacted), by (i) characterizing any non-principal payment as an expense, fee or premium rather than as interest and (ii) amortizing, prorating and spreading in equal or unequal parts during the period of the full stated term of the Loans evidenced by this Credit Agreement or any Note all interest at any time contracted for, charged or received by such Lender in connection therewith.

     SECTION 9.08 Survival of Representations and Warranties. All representations, warranties and covenants contained or incorporated herein or made in writing by Borrower in connection herewith shall survive the execution and delivery of this Credit Agreement, the Notes and the other Loan Documents.

     SECTION 9.09 Binding Effect. This Credit Agreement shall become effective when it shall have been executed by Borrower, the Administrative Agent, the Issuing Lender and each of the Lenders and shall be binding upon and inure to the benefit of Borrower, the Administrative Agent, the Issuing Lender and the Lenders and their respective successors and assigns, whether so expressed or not, provided that the undertaking of the Lenders to make Loans or other extensions of credit to Borrower shall not inure to the benefit of any successor or assign of Borrower.

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

     SECTION 9.10   Successors and Assigns; Participations.

          (a) Whenever in this Credit Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of Borrower, the Administrative Agent, the Issuing Lender or the Lenders that are contained in this Credit Agreement shall bind and inure to the benefit of their respective successors and permitted assigns. Borrower may not assign or transfer any of its rights or obligations hereunder without the written consent of all of the Lenders.

          (b) Each of the Lenders may, without the consent of Borrower or the Administrative Agent, sell participation to one or more banks or other financial institutions in all or a portion of its rights and obligations under this Credit Agreement and the other Loan Documents, including, without limitation, all or a portion of its Commitment, the Loans owing to it, any Note held by it and the Letter of Credit Liabilities owing to it; provided that (i) such Lender's obligations under this Credit Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement and the other Loan Documents; provided that such Lender shall retain the sole right and responsibility to enforce the obligations of Borrower relating to the Loans including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Credit Agreement or any other Loan Document; and provided, further, that such Lender may grant its participant rights, as between such Lender and its participant, with respect to amendments, modifications or waivers with respect to any fees payable hereunder (including, without limitation, the amount and the dates fixed for the payment of any such fees) or the amount of principal, or the rate of interest payable on, or the dates fixed for any payment of principal of or interest on the Loans and the Letter of Credit Liabilities, and (iv) such Lender shall disclose in writing to the Administrative Agent the number of participating banks or other entities and the dollar amount of each such participation. Each Lender also agrees that it shall retain the right (but shall have no obligation) to buy back any participating interest sold by it from the holder thereof if such holder refuses to consent to any proposed amendment, modification, supplement or waiver of this Credit Agreement or any other Loan Document.

          (c) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment, its Loans and its participations in Letter of Credit Liabilities); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment, Loans and participations in Letter of Credit Liabilities or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans and participations in Letter of Credit Liabilities outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as

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

     no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed),
     (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Credit Agreement with respect to the Commitment, Loans and participations in Letter of Credit Liabilities assigned, and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 9.10(g), from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.15, Section 2.17, Section 2.19 and Section 7.03 accruing with respect to such Lender prior to such assignment). Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this section shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.10(b).

          (d)  As used herein, the following terms have the following meanings:

          (e) "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender; (iii) an Approved Fund; and (iv) any other Person (other than a natural Person) approved by the Administrative Agent and the Issuing Lender, and unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or
     (y) an Event of Default has occurred and is continuing, Borrower (each such approval not to be unreasonably withheld or delayed).

          (f) "Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

          (g)  "Approved Fund" means any Fund that is administered or managed by
     (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

          (h) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Eligible Assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim known to such assigning Lender, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement and the other Loan Documents of the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any Subsidiary of Borrower, the performance or observance of their respective obligations under this Credit Agreement, any Loan Document, any other instrument or document furnished pursuant hereto or thereto; (iii) such Eligible Assignee confirms that it has received a copy of this Credit Agreement together with copies of the most recent financial statements delivered pursuant to Section 4.09 or
     Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Eligible Assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Loan Documents; (v) such Eligible Assignee appoints and authorizes the Administrative Agent to take such action on behalf of such Eligible Assignee and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; (vi) such Eligible Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Credit Agreement and the other Loan Documents are required to be performed by it as a Lender; and (vii) such Eligible Assignee confirms that it is an Eligible Assignee as defined herein.

          (i) The Administrative Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (j) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note subject to such Assignment and Acceptance, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders and Borrower. If requested by the assigning Lender or the Eligible Assignee, as the case may be, within five Business Days after receipt of such notice, Borrower, the Assigning Lender and the Administrative Agent shall make the appropriate arrangements for the execution and delivery by Borrower to the Administrative Agent in exchange for the surrendered Note, a replacement Note payable to the order of such Eligible Assignee in an aggregate amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained any of its Commitment hereunder, a replacement Note payable to the order of the assigning Lender in an aggregate amount equal to the Commitment retained by it. Such replacement Note shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note and shall be dated the date of the surrendered Note which they replace and shall otherwise be in substantially the form of Exhibit C and shall contain specific language stating that such replacement Note is given in exchange for and substitution of the surrendered Note and that the Indebtedness evidenced by the surrendered Note constitutes the same indebtedness evidenced by the replacement Note. Canceled Notes shall be returned as soon as practical to Borrower marked "Replaced."

          (k) Notwithstanding any other language in this Credit Agreement, any Lender may at any time assign all or any portion of its rights under this Credit Agreement and any Notes to a Federal Reserve Bank as collateral in accordance with Regulation A of the Board and the applicable operating circular of such Federal Reserve Bank.

     SECTION 9.11 Separability. Should any clause, sentence, paragraph or section of this Credit Agreement or any other Loan Document be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Credit Agreement or such other Loan Document, as the case may be, and the parties hereto agree that the part or parts of this Credit Agreement or such Loan Document so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom or therefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein or therein.

     SECTION 9.12 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Credit Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Credit Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 9.12, to (i) any Eligible Assignee of or participant in, or any prospective Eligible Assignee of or participant in, any of its rights or obligations under this Credit Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of Borrower; (g) with the consent of Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. For the purposes of this Section, "Information" means all information received from Borrower relating to Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by Borrower; provided that, in the case of information received from Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     SECTION 9.13 Marshaling; Recapture. Neither the Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent the Issuing Lender or any Lender receives any payment by or on behalf of Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to Borrower or its estate, trustee, receiver, custodian or any other party under any Debtor Relief Law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of Borrower to such Lender as of the date such initial payment, reduction or satisfaction occurred.

     SECTION 9.14 Representation by the Lenders. Each of the Lenders represents that it is the present intention of such Lender to acquire its Note, if any, for its own account or for the account of its Affiliates and not with a view to the distribution or sale thereof, subject, nevertheless to the necessity that such Lender remain in control at all times of the disposition of property held by it for its own account; it being understood that the foregoing representations shall not affect the characterization of the Loans as commercial lending transactions.

     SECTION 9.15 No Third Party Beneficiaries. The agreement of each Lender to make its Loans and other extensions of credit on the terms and conditions set forth in this Credit Agreement is solely for the benefit of Borrower, and no other Person (including any obligor, contractor, subcontractor, supplier or materialman furnishing supplies, goods or services to or for the benefit of Borrower) shall have any rights hereunder, as against the Administrative Agent or any Lender, under any other Loan Document, or with respect to the Loans or Letters of Credit or the proceeds thereof.

     SECTION 9.16 Execution in Counterparts. This Credit Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 9.17   Jurisdiction; Consent to Service of Process.

          (a) Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Texas State court or Federal court of the United States of America sitting in Harris or Dallas County, Texas, in any action or proceeding arising out of or relating to this Credit Agreement or the Loan Documents, or for recognition or enforcement of any order or judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Texas State court, or to the extent permitted by law, in such Federal court in Harris or Dallas County, Texas. Each party to this Credit Agreement irrevocably consents to the service of process out of any Texas State court or Federal court of the United States of America sitting in Harris or Dallas County, Texas in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address referred to in Section 9.02. Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law subject to applicable appeal rights. Nothing in this Credit Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Credit Agreement or the Loan Documents against Borrower or any Subsidiary of Borrower or its respective properties in the courts of any other jurisdiction.

          (b) Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Credit Agreement or the Loan Documents in any Texas State or Federal court sitting in Harris or Dallas County, Texas. Borrower hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     SECTION 9.18 Waiver of Rights to Trial by Jury. EACH PARTY TO THIS CREDIT AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS CREDIT AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     SECTION 9.19 Credit Agreement Governs Conflicts. To the fullest extent possible, the terms and provisions of the Loan Documents shall be read together with the terms and provisions of this Credit Agreement so that the terms and provisions thereof do not conflict with the terms and provisions of this Credit Agreement; provided that notwithstanding the foregoing, in the event that any of the terms of provisions of the Loan Documents conflict with any terms or provisions of this Credit Agreement, the terms or provisions of this Credit Agreement shall govern and control for all purposes, provided that the inclusion of additional terms and provisions, supplemental rights or remedies in favor of the Administrative Agent in any Loan Document shall not be deemed to be a conflict with this Credit Agreement.

     SECTION 9.20 Final Agreement Of The Parties. THIS CREDIT AGREEMENT (INCLUDING THE EXHIBITS HERETO), ANY NOTES AND THE OTHER LOAN DOCUMENTS TO WHICH BORROWER OR ANY OF ITS SUBSIDIARIES IS A PARTY CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(A) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

               THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK.
                           SIGNATURE PAGE FOLLOWS.]

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

     IN WITNESS WHEREOF, the parties hereto have caused this Revolving Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BARRETT RESOURCES CORPORATION,              BANK OF AMERICA, N.A., as the
as Borrower                                 Administrative Agent for the Lenders


By          /s/ J. Frank Keller             By     /s/ Tracey S. Barclay
   --------------------------------------      ---------------------------------
   J. Frank Keller, Executive Vice             Tracey S. Barclay, Principal
   President and Chief Executive Officer

COMMITMENT                        LENDER:

$55,000,000.00                    BANK OF AMERICA, N.A., as a Lender and as the
                                       Issuing Lender


                                  By            /s/ Tracey S. Barclay
                                     -------------------------------------------
                                     Tracey S. Barclay, Principal

COMMITMENT                        LENDER:

$55,000,000.00                    FLEET NATIONAL BANK, as a Lender and as
                                       Documentation Agent


                                  By       /s/ Stephen J. Hoffman
                                     -------------------------------------------
                                     Name:  Stephen J. Hoffman
                                            ------------------------------------
                                     Title: Vice President
                                            ------------------------------------

COMMITMENT                        LENDER:

$55,000,000.00                    BANK ONE, NA (main office Chicago), as a
                                        Lender and as Syndication Agent


                                  By        /s/ Carl E. Skoog
                                     -------------------------------------------
                                     Name:  Carl E. Skoog
                                            -----------------------------------
                                     Title: First Vice President
                                            -----------------------------------

COMMITMENT                        LENDER:

$45,000,000.00                    U.S. BANK NATIONAL ASSOCIATION, as a Lender


                                  By        /s/ Mark E. Thompson
                                     -------------------------------------------
                                     Name:  Mark E. Thompson
                                            ------------------------------------
                                     Title: Vice President
                                            ------------------------------------

COMMITMENT                        LENDER:

$40,000,000.00                    CITIBANK, N.A., as a Lender


                                  By        /s/ Gregory S. Morzano
                                     -------------------------------------------
                                     Name:  Gregory S. Morzano
                                            ------------------------------------
                                     Title: Vice President
                                            ------------------------------------
                                            Global Engineering & Mining
                                            ------------------------------------
                                            399 Park/4th Fl./Zn. 4/559-1536
                                            ------------------------------------

COMMITMENT                        LENDER:

$35,000,000.00                    THE FUJI BANK, LIMITED, as a Lender


                                  By        /s/ Jacques Azagury
                                     -------------------------------------------
                                     Name:  Jacques Azabury
                                            ------------------------------------
                                     Title: Senior Vice President & Manager
                                            ------------------------------------

COMMITMENT                        LENDER:

$25,000,000.00                    COMERICA BANK-TEXAS, as a Lender


                                  By        /s/ David Montgomery
                                     -------------------------------------------
                                     Name:  David Montgomery
                                            ------------------------------------
                                     Title: Vice President
                                            ------------------------------------

COMMITMENT                        LENDER:

$25,000,000.00                    WELLS FARGO BANK TEXAS, N.A., as a Lender


                                  By        /s/ Don McDonald
                                     -------------------------------------------
                                     Name:  Don McDonald
                                            ------------------------------------
                                     Title: Vice President
                                            ------------------------------------

COMMITMENT                        LENDER:

$15,000,000.00                    HIBERNIA NATIONAL BANK, as a Lender


                                  By        /s/ Nancy G. Moragas
                                     -------------------------------------------
                                     Name:  Nancy G. Moragas
                                            ------------------------------------
                                     Title: Vice President
                                            ------------------------------------